UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
TELADOC HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting and Proxy Statement

2024

Notice of 2024 annual meeting of stockholders of Teladoc Health

When	Virtual meeting	Record date: March 28, 2024	Date of distribution

Thursday, May 23, 2024 2:00 p.m. EDT	www.virtualshareholdermeeting.com/TDOC2024	Only stockholders of record at the close of business on March 28, 2024, may vote at the meeting or any adjournment(s) or postponement(s) of the meeting	On or about April 9, 2024

Attending the virtual meeting
•To enter the meeting, you must have your 16-digit control number that is shown on your 1) Notice of Internet Availability of Proxy Materials; or 2) proxy card if you elected to receive proxy materials by mail.
•You will not be able to attend the Annual Meeting in person.
•Details regarding accessing the Annual Meeting over the Internet and the business to be conducted are described in the Notice.

Items of business

Proposals		Board vote recommendation		For further details
1	To elect eight nominees to serve as directors	“FOR”	each director nominee	Page 10
2	To conduct an advisory vote to approve our executive compensation (Say-on-Pay)	“FOR”		Page 27
3	To conduct an advisory vote to approve the frequency of future advisory votes on the compensation of Teladoc Health’s named executive officers	“1 YEAR”		Page 69
4	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024	“FOR”		Page 70
5	To transact other business as may properly come before the meeting or any adjournment(s) or postponement(s) of the meeting

By Order of the Board of Directors, Adam C. Vandervoort Chief Legal Officer and Secretary Purchase, New York April 9, 2024
How to vote
Even if you plan to virtually attend the meeting, we encourage you to vote as soon as possible using one of the following methods. Have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form with your 16-digit control number available and follow the instructions.

Internet	Telephone	Mail	During the meeting
visit www.proxyvote.com, 24/7	call toll-free 1-800-690-6903	complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope	attend the virtual Annual Meeting and cast your ballot online

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on
May 23, 2024
The Teladoc Health proxy statement and annual report are available at www.proxyvote.com.

	Proxy summary	1

	Corporate governance and board matters	10

Proposal 1	FOR

	Election of directors	10

	Director Nominees	10
	Corporate Governance Guidelines and Code of Business Conduct and Ethics	15
	Board Leadership Structure	15
	Committees of the Board	16
	Audit Committee	17
	Compensation Committee	17
	Nominating and Corporate Governance Committee	18
	Quality of Care and Patient Safety Committee	19
	Executive Committee	19
	Board Role in Risk Oversight	20
	Identifying and Evaluating Director Nominees	22
	Director Candidates Recommended by Stockholders	22
	Communications with Directors	23
	Related-Party Transactions	23
	Director Compensation	24
	Non-Employee Director Compensation Program	24
	Deferred Compensation Plan for Non-Employee Directors	25
	2023 Director Compensation Table	26

	Executive compensation	27

Proposal 2	FOR

	Advisory vote on executive compensation	27

	Executive Officers	28
	Compensation Discussion and Analysis	34
	Named Executive Officers and Overview	35
	2023 Performance and Company Highlights	35
	Compensation Philosophy and Objectives	36
	Total 2023 Target Compensation Mix	36
	Stockholder Outreach and “Say-on-Pay” Advisory Vote	37
	Determination of Compensation	38
	Elements of Compensation	39
	Employment Agreements	45
	Tax Implications	46
	Accounting Considerations	46
	Compensation Policies and Practices	47

	Compensation Committee Report	47
	Compensation tables	48
	2023 Summary Compensation Table	48
	2023 Grants of Plan-Based Awards Table	49
	2023 Outstanding Equity Awards at Fiscal Year-End Table	51
	2023 Option Exercises and Stock Vested Table	53
	2023 Pension Benefits	53
	2023 Nonqualified Deferred Compensation	53
	Potential Payments Upon Termination or Change in Control	53
	CEO Pay Ratio	61
	Compensation Risk Assessment	61
	Equity Compensation Plan Information	62
	Pay Versus Performance	64
	Pay Versus Performance Compensation Actually Paid Table	64
	Relationship Between Pay and Performance	66

Proposal 3	1 YEAR

	Advisory vote on frequency of future advisory votes approving executive compensation of Teladoc Health’s named executive officers	69

	Vote Required and Board of Directors’ Recommendation	69

	Audit matters	70

Proposal 4	FOR

	Ratification of the appointment of the independent registered public accounting firm	70

	Audit and Non-Audit Fees	71
	Audit Committee Report	72

	Stock ownership matters	73

	Securities Ownership of Certain Beneficial Owners and Management	73
	Directors and Executive Officers	73
	Significant Stockholders	74

	Information about the annual meeting and voting	75

	Additional information	81

	Other Matters	81
	Interests of Certain Persons in Matters to Be Acted on	81
	Proxy Solicitation	81
	Procedures for Submitting Stockholder Proposals	81
	Forward-Looking Statements	82

	Annex A - Reconciliation of non-GAAP measures	83

Proxy summary
This summary contains highlights about Teladoc Health, Inc. (“Teladoc Health,” the “Company” or “we”) and its upcoming 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in advance of the meeting, and we encourage you to read the entire proxy statement carefully before voting.
2024 Annual meeting

When	Virtual meeting	Record date
Thursday, May 23, 2024 2:00 p.m. EDT	www.virtualshareholdermeeting.com/TDOC2024	March 28, 2024

Voting matters		Board recommendations	For more information, see page

1	Election of eight director nominees	FOR each nominee	10

2	Advisory vote to approve executive compensation (Say-on-Pay)	FOR	27

3	Advisory vote to approve the frequency of future advisory votes on the compensation of Teladoc Health’s named executive officers	1 YEAR	69

4	Ratification of the selection of Ernst & Young LLP as independent auditors for 2024	FOR	70

2024 Proxy Statement	Teladoc Health	1

Proxy summary

2023 Performance and company highlights
Executing our 2023 priorities:

$2.6B	$328M(1)	$194M(1)

Revenue growth of 8%	Adjusted EBITDA growth of 33%	Free cash flow, up from $17M

$1.5B	$1.1B	1.2M

U.S. integrated care revenue, up 7%	BetterHelp revenue, up 11%	Chronic care program enrollment, up 14%

(1)For a full reconciliation of (i) net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA and (ii) net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2	Teladoc Health	2024 Proxy Statement

Proxy summary

Human capital management and diversity, equity and inclusion
At Teladoc Health, we live our values as a company through policies, governance, and deliberate investment in operating responsibly and sustainably. We are committed to making a positive impact in society and, perhaps even more importantly, to encourage others of like mind and spirit to join us in this critical work.
To fulfill our mission, we are focused on building a great company that becomes a global destination for amazing talent who want to build their careers, develop their capabilities, and grow both professionally and personally. We design a range of programs and initiatives to:
•nurture talent
•encourage curiosity and innovation
•make room for diverse voices and perspectives
•increase engagement and connectiveness
•mentor leaders for future roles
We build a range of total reward programs that support employees through fair, equitable, and competitive pay and benefits, and we invest in technology, tools and resources to transform and increase the quality of work.
We continue to look for ways to expand a range of programs and initiatives that are focused to attract, develop and retain our workforce—including a focused engagement through diversity, equity, and inclusion (“DEI”). We have enhanced our talent efforts in recent years to include:

Supporting Employees Through Our Products and Services	Talent Development	Business Resource Groups
We offer our employees full access to our diverse portfolio of whole-person health solutions, including:
•free mental health resources
•digital health devices
•on-demand access to the employee assistance program for employees and their dependents

We prioritize and invest in creating opportunities to help employees grow and build their careers, through training and development programs. These include:
•online and self-paced courses
•live in-class education
•professional speaker series
•peer-to-peer learning
•certification programs
•on-the-job training
•executive talent and succession planning paired with an individualized development approach

We believe our business resource groups (“BRGs”), are a foundational element of the DEI ecosystem. Our seven BRGs include a focus on LGBTQ+, women, multicultural, military veterans, neurodiversity and differing physical and mental abilities, working parents and caregivers, and generational interests of employees who are engaged in four key pillars:
•Building internal community/network
•Advancing external community
•Supporting business impact
•Enhancing professional development

Community Impact
We embrace the opportunity and the responsibility to have a meaningful impact in our global community, using our voice and our resources to help expand equitable access to care, and create a better future for families and our neighbors. We continue to work toward further mobilizing our workforce to give back to the communities where we live and work through new volunteer programs and corporate matching opportunities for giving.
We set out to advance positive social change in our communities with a 2023 achievement of volunteering more than 13,000 hours around the globe. This was a monumental achievement that was consistent with our values, including those of respecting and taking care of people, doing what’s right, and succeeding together. For 2024, we have continued to challenge ourselves and set goals for volunteer hours to do good and give back to our communities.

2024 Proxy Statement	Teladoc Health	3

Proxy summary

Expanding the Voice of the Employee	Open Dialogue to Encourage Diverse Thinking and Voices	Focusing on Diversity Recruiting and Talent Acquisition
We strive to build a culture of inclusion which includes regularly soliciting employee feedback through our pulse engagement surveys, listening circles and seeking opportunities to advance employee feedback.

We have invested in our employees and broadened our external speaker series, interactive expert discussions, and self-paced learning programs to expand knowledge and awareness of diversity and health topics.

We continue to broaden our diversity hiring manager training resources for performance-based interviewing, which included a screening tool to promote gender-neutral job descriptions.
We expanded our corporate and college/university partnerships to advance our pipeline of diverse talent.

Building stronger, healthier communities
We aim to do more than improve the healthcare experience. From our boots-on-the-ground efforts to our reform-on-the-Hill initiatives, we also strive to enhance the lives of the people and communities we serve.
In the aftermath of a natural disaster, urgent care and doctors’ offices can be slow to reopen due to power outages or damages. This year, we enabled free visits for communities recovering from natural disasters all across the U.S., helping families get access to necessary prescriptions and care. In addition, BetterHelp’s social good program enabled thousands of hours of free therapy for communities in need—from Ukraine to the Middle East.
In 2023, we completed disaster missions to support relief in eight states reeling from hurricanes and other natural events.

Wildfires in Hawaii
Mudslides in California
Tornados in Arkansas, Mississippi and Tennessee
Hurricane Idalia in Florida, Georgia and South Carolina

4	Teladoc Health	2024 Proxy Statement

Proxy summary

Health equity
Our commitment to health equity is central to our mission of empowering all people everywhere to achieve their healthiest lives. We continue to make targeted investments to advance health equity by capturing and leveraging actionable data, designing for equity in our products and services, supporting the social drivers of health, and contributing to the industry's collective progress in this area via partnerships and collaboration.
As health equity increasingly becomes a regulatory and market differentiating reality for our Clients, Teladoc Health remains well positioned to meet the diverse needs, preferences, and circumstances of those whom we collectively serve. Our size, scale, and quality infrastructure enable us to continually assess and improve our services in order to deliver equitable access, experiences, and outcomes for all.
Corporate governance highlights

Corporate Governance Best Practices

Annual election of directors
2 of our director nominees are women
1 of our director nominees is ethnically/racially diverse
All of our director nominees are independent
Independent Board chair
Balance of new and experienced directors
No overboarding
Annual director self-evaluation and committee assessment to ensure Board effectiveness
Multiple members of our Audit Committee qualify as “audit committee financial experts”
All current directors attended at least 75% of 2023 meetings
Regular executive sessions of independent directors

Majority voting standard in uncontested elections
Stockholder ability to call special meetings
Proxy access (3/3/20/25)
Enterprise Risk Management program to oversee organizational risk
Code of Business Conduct and Ethics
Annual Say-on-Pay vote
Independent compensation consultant
Pay-for-performance philosophy
Stock ownership guidelines for directors and executives
No hedging or pledging of company stock
Clawback policy
Active stockholder engagement
Commitment to corporate social responsibility

2024 Proxy Statement	Teladoc Health	5

Proxy summary

Board of directors overview
Director nominees

Director nominee and principal occupation	Age	Director since	Independent	Current committee membership
				AC	CC	NCGC	QCPSC	EC
J. Eric Evans(1) Chief Executive Officer, Surgery Partners	47	2023
Sandra L. Fenwick Retired Chief Executive Officer, Boston Children’s Hospital	73	2020
Catherine A. Jacobson(2) Chief Executive Officer, Froedtert ThedaCare Health	60	2020
Thomas G. McKinley(3) General Partner, Cardinal Partners	72	2009
Kenneth H. Paulus Retired President and Chief Executive Officer, Prime Therapeutics	64	2017
David L. Shedlarz Retired Vice Chairman, Executive Vice President and CFO, Pfizer	75	2016
Mark Douglas Smith, M.D., MBA Clinical Professor of Medicine, University of California at San Francisco; and a board-certified internist	72	2018
David B. Snow, Jr. Chairman and Chief Executive Officer, Cedar Gate Technologies	69	2014
Meetings in 2023		Board - 10		5	5	7	4	0

	Committee chair		Committee member	A	Audit committee financial expert
AC	Audit	NCGC	Nominating & corporate governance	EC	Executive
CC	Compensation	QCPSC	Quality of care & patient safety
(1)Mr. Evans is expected to serve as Chair of the Compensation Committee and as a member of the Audit Committee and the Executive Committee following the Annual Meeting.
(2)Ms. Jacobson is also expected to serve as a member of the Quality of Care and Patient Safety Committee following the Annual Meeting.
(3)Mr. McKinley is expected to continue to serve as a member of the Compensation Committee and to serve as a member of the Audit Committee following the Annual Meeting. He is expected to leave the Executive Committee concurrently with Mr. Evan’s appointment as Chair of the Compensation Committee.

6	Teladoc Health	2024 Proxy Statement

Proxy summary

Board attributes
Our director nominees compose a well-balanced, diverse Board of Directors (the “Board”).

Independence		Tenure

	100% Independent		7 years Average tenure

Age		Diversity

	67 years Average age		38% Diverse

2024 Proxy Statement	Teladoc Health	7

Proxy summary

Board refreshment
Three of our independent director nominees have joined our Board since 2020, representing 38% of our director nominees.

2020		2023

Sandra L. Fenwick	Catherine A. Jacobson	J. Eric Evans

Key director skills and experience
This table summarizes the key skills, attributes and experiences of each of our director nominees that are most relevant to their board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that attribute or expertise.

Academics	2/8	25%

Audit and financial reporting	4/8	50%

Corporate governance	7/8	88%

Executive leadership	8/8	100%

Finance and investment industry	1/8	13%

Healthcare and medicine	8/8	100%

Human capital management	8/8	100%

Other public company board experience	7/8	88%

Regulatory, government and compliance	7/8	88%

Risk management	8/8	100%

Strategic planning and operations	8/8	100%

Technology and innovation	4/8	50%

8	Teladoc Health	2024 Proxy Statement

Proxy summary

Executive compensation highlights
Our Compensation Committee has designed our executive compensation program in alignment with our key strategic priorities and commitment to aligning executive pay with corporate performance and stockholder interests. Accordingly, long-term incentives in the form of stock awards make up the significant majority of our named executive officers’ total target compensation such that their pay outcomes are directly linked to our stockholders’ experience.
Total 2023 target compensation mix
CEO
Average of other NEOs

Consideration of say-on-pay advisory vote

•While the most recent Say-on-Pay vote indicates significant stockholder support of the philosophy, strategy and objectives of our executive compensation programs, the Compensation Committee recognizes the relative year over year decline in support and intends to seek to further align executive compensation with stockholder interests.
•Following the annual review of our executive compensation philosophy by our Compensation Committee, as well as our most recent Say-on-Pay results and engagement with stockholders, our overall approach to executive compensation will not change. However, we have adjusted our compensation program in response to stockholder feedback by further emphasizing long-term performance periods for performance-based restricted stock units and altering our 2024 equity grant practices to reduce our burn rate.
•The Compensation Committee will continue to monitor stockholder feedback, including the results of the annual Say-on-Pay vote, in making future decisions affecting our compensation programs.
SIGNIFICANT STOCKHOLDER APPROVAL OF SAY-ON-PAY OVER LAST 3 YEARS 2021 – 87.2% 2022 – 91.6% 2023 – 81.9%

2024 Proxy Statement	Teladoc Health	9

Corporate governance and board matters

Proposal 1
Election of directors
Our Certificate of Incorporation and our Bylaws provide that the number of our directors shall be fixed from time to time by a resolution of the majority of the Board. Immediately prior to this Annual Meeting, our Board will consist of nine members, although there are only eight director nominees standing for reelection. The Board determined not to renominate Karen L. Daniel to stand for reelection, and her term will expire at the conclusion of the Annual Meeting. The Board determined that, effective at the conclusion of this Annual Meeting, the size of the Board will be decreased from nine to eight directors.
Director nominees
Each of the eight directors elected at this Annual Meeting will serve for a one-year term expiring at the 2025 annual meeting and until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election to the Board for a one-year term:
•J. Eric Evans
•Sandra L. Fenwick
•Catherine A. Jacobson
•Thomas G. McKinley
•Kenneth H. Paulus
•David L. Shedlarz
•Mark Douglas Smith, M.D., MBA
•David B. Snow, Jr.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee.
The affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting is required to elect the director nominees as directors. This means the number of votes cast “FOR” a director nominee must exceed the votes cast “against” that director nominee.

Your Board of Directors recommends that you vote FOR the election of each of the director nominees.

10	Teladoc Health	2024 Proxy Statement

Corporate governance and board matters

J. Eric Evans, 47

Chief Executive Officer, Surgery Partners	Independent Director since: September 2023 Committees: Compensation (effective following the Annual Meeting: Compensation, Chair, Audit and Executive)

Career highlights
SURGERY PARTNERS, INC., a leading provider of surgical services
•Chief Executive Officer and Director (2020 to present)
•Executive Vice President and Chief Operating Officer (2019 to 2020)
TENET HEALTHCARE CORPORATION, a diversified healthcare services company
•President of Hospital Operations (2016 to 2018)
•Chief Executive Officer of former Texas region (2015 to 2016)
THE HOSPITALS OF PROVIDENCE IN EL PASO
•Market Chief Executive Officer (2012 to 2015)

Other current public company boards
•Surgery Partners, Inc.
Other current directorships and engagements
•QuVa Pharma
•SPOON Foundation
•American Heart Association of Middle Tennessee
•Nashville Health Care Council
Education
•M.B.A., Harvard Business School
•Bachelor’s degree in Industrial Management, Purdue University

Key experience and qualifications Our Board concluded that Mr. Evans should serve as a director because of his executive leadership experience and his extensive knowledge of the healthcare industry.

Sandra L. Fenwick, 73

Retired Chief Executive Officer, Boston Children’s Hospital	Independent Director since: November 2020 Committees: Nominating and Corporate Governance, Quality of Care and Patient Safety

Career highlights
BOSTON CHILDREN’S HOSPITAL, the nation’s foremost independent pediatric hospital and the world’s leading center of pediatric medical and health research
•Chief Executive Officer, where she was a driving force to improve the effectiveness and efficacy of the care provided at Boston Children’s, while at the same time reducing the cost of care (2013 to 2021)
•President (2008 to 2013)
•Chief Operating Officer (1999 to 2008)
•Senior Vice President (1999)

Other current directorships and engagements
•Harvard’s Wyss Institute for Biologically Inspired Engineering, Inc.
•Risk Management Foundation of the Harvard Medical Institutions, Inc.
•Patient Discovery Solutions, Inc.
•BCH Foundation UK Limited
•Member, International Women’s Forum/Massachusetts
•Member, Women Corporate Directors Boston
Prior directorships
•Livongo Health, Inc. (2019 to the Teladoc Health/Livongo merger in 2020)
Education
•Ms. Fenwick has received numerous awards and honorary degrees for her contributions to healthcare
•Master’s in Public Health in Health Services Administration, University of Texas School of Public Health
•Bachelor’s degree, with distinction, Simmons College

Key experience and qualifications Our Board concluded that Ms. Fenwick should serve as a director because of her executive leadership experience and her extensive knowledge of the healthcare industry.

2024 Proxy Statement	Teladoc Health	11

Corporate governance and board matters

Catherine A. Jacobson, 60

Chief Executive Officer, Froedtert ThedaCare Health	Independent Director since: February 2020 Committees: Audit (effective following the Annual Meeting: Audit and Quality of Care and Patient Safety)

Career highlights
FROEDTERT THEDACARE HEALTH, a regional health care system based in Milwaukee, Wisconsin
•Chief Executive Officer and Director (2024 to present)
•President, Chief Executive Officer and Director (2012 to 2023)
•President (2011-2012)
•Executive Vice President of Finance and Strategy, Chief Financial Officer and Chief Strategy Officer (2010-2011)
RUSH UNIVERSITY MEDICAL CENTER
•Various executive leadership roles including CFO, treasurer, SVP of finance and strategic planning, marketing and communications (1988 to 2010)
Other current directorships and engagements
•Chair, Vizient
•Siebert Lutheran Foundation
•Wisconsin Hospital Association

Prior directorships
•United Way of Greater Milwaukee & Waukesha County (2012 to 2020)
•Mercy Health (2014 to 2019)
•Healthcare Financial Management Association (2004 to 2010)
•Chair, Metropolitan Milwaukee Association of Commerce (2021 to 2022)
Recognitions
•Modern Healthcare, Top 25 Women Leaders (2021-2023)
•Modern Healthcare, 100 Most Influential People in Healthcare (2019 and 2023)
•Junior Achievement of Wisconsin, Distinguished Executives of the Year (2018) and induction into the Wisconsin Business Hall of Fame
Education
•Bachelor of Science in Accounting, Bradley University
•Honorary Degree—Doctor of Healthcare Leadership, University of Wisconsin- Milwaukee

Key experience and qualifications
Our Board has concluded that Ms. Jacobson should serve as a director in view of her executive leadership experience and her extensive background in the healthcare industry.

Thomas G. McKinley, 72

General Partner, Cardinal Partners	Independent Director since: November 2009 Committees: Compensation, Chair and Executive

Career highlights
CARDINAL PARTNERS, a venture capital firm focused exclusively on healthcare investing
•General Partner and West Coast Representative, with a focus in healthcare investment technology, technology-enabled services, AI, ML and blockchain in healthcare (2009 to present)
PARTECH INTERNATIONAL, a global venture capital firm with offices in U.S., Japan, Israel and France
•Co-Founder and Managing Partner focused on healthcare information technology sector (1982 to 2008)
PREALIZE HEALTH (formerly CARDINAL ANALYTX), a project in conjunction with Professors Arnold Milstein and Nigam Shah at Stanford University
•Founding CEO (2016 to 2018)
OPALA, a data automation partner that makes payer-provider collaboration radically easy
•Founding CEO and helped spin out a team from Premera Blue Cross (2019 to 2021)

Other current directorships and engagements
•Opala
•Chairman, Prealize Health
Prior directorships
•Elected Director, Harvard Alumni Association (2001 to 2007)
•Sapphire Digital (2017 to 2021)
Education
•MBA, Stanford University, Graduate School of Business
•MS in Accounting, New York University, Stern School of Business
•AB in Economics, Harvard University

Key experience and qualifications
Our Board has concluded that Mr. McKinley should serve as a director in view of his significant director experience and his broad experience in the healthcare and technology industries.

12	Teladoc Health	2024 Proxy Statement

Corporate governance and board matters

Kenneth H. Paulus, 64

Former President and Chief Executive Officer, Prime Therapeutics	Independent Director since: February 2017 Committees: Nominating and Corporate Governance, Chair, Quality of Care and Patient Safety and Executive

Career highlights
PRIME THERAPEUTICS, one of the nation’s largest pharmacy benefit managers
•President, Chief Executive Officer and Director (2019 to 2023)
ALLINA HEALTH, one of the nation’s largest not-for-profit integrated delivery systems
•Various executive leadership roles including, President, Chief Executive Officer and Chief Operating Officer (2005 to 2014)
ATRIUS HEALTH SYSTEM, one of the largest integrated physician organizations in New England and a teaching affiliate of Harvard Medical School
•President and Chief Executive Officer (2005 to 2009)
PARTNERS COMMUNITY HEALTH CARE
•Chief Operating Officer (1994 to 2000)

Other current directorships
•Breg
•Gravie Health
Prior directorships
•Cogentix Medical (2015 to 2016)
•Team Health (2015 to 2016)
Education
•Master of Healthcare Administration and Management, University of Minnesota
•BA in Biology, Augustana College

Key experience and qualifications Our Board concluded that Mr. Paulus should serve as a director because of his executive leadership experience in the healthcare industry.

David L. Shedlarz, 75

Retired Vice Chairman, Executive Vice President and CFO, Pfizer	Independent Director since: September 2016 Committees: Audit, Chair, Compensation and Executive

Career highlights
PFIZER, INC., a pharmaceutical company Former Vice Chair (2005 to 2007)
•Executive Vice President and Chief Financial Officer having worldwide responsibility for Pfizer’s former Medical Technology Group (1999 to 2005)
•Played key role in shaping the strategic direction that contributed to Pfizer’s impressive growth and helped establish it as an industry leader and innovator

Prior directorships
•Pitney Bowes, Inc. (2001 to 2023)
•The Hershey Company (2008 to 2021)
•TIAA (2007 to 2021)
Education
•MBA, Finance and Accounting, New York University, Leonard N. Stern School of Business
•BS in Economics and Mathematics, Michigan State University-Oakland

Key experience and qualifications
Our Board concluded that Mr. Shedlarz should serve as a director because of his deep experience in public company finance, his experience as a director of large public companies and his prior service as the chief financial officer of one of the world’s leading pharmaceutical corporations.

2024 Proxy Statement	Teladoc Health	13

Corporate governance and board matters

Mark Douglas Smith, M.D., MBA, 72

Clinical Professor of Medicine, University of California at San Francisco; and a board-certified internist	Independent Director since: October 2018 Committees: Nominating and Corporate Governance, Quality of Care and Patient Safety, Chair and Executive

Career highlights
UNIVERSITY OF CALIFORNIA AT SAN FRANCISCO
•Clinical professor of medicine (1994 to present)
SAN FRANCISCO GENERAL HOSPITAL
•Board-certified internist and maintains a clinical practice in HIV care (1994 to present)
GUIDING COMMITTEE OF THE HEALTH CARE PAYMENT LEARNING AND ACTION NETWORK, a public-private partnership launched by the U.S. Department of Health and Human Services to promote the transition to value-based payment to improve care quality while lowering costs
•Co-chair (2015 to 2019)
CALIFORNIA HEALTH CARE FOUNDATION, an independently endowed philanthropy that works to improve healthcare access and quality for Californians
•Founding President and Chief Executive Officer, helped build the foundation into a recognized leader in delivery system innovation, public reporting of care quality and applications of new technology in healthcare (1996 to 2013)

Other current public company boards
•Jazz Pharmaceuticals plc
•Phreesia, Inc.
Other current directorships and engagements
•Commonwealth Fund
•Editorial Board, Health Affairs
•Prealize Health
Education
•M.D., University of North Carolina at Chapel Hill
•MBA with a concentration in health care administration, Wharton School, University of Pennsylvania
•Bachelor’s degree in Afro-American Studies, Harvard College

Key experience and qualifications
Our Board concluded that Dr. Smith should serve as a director in view of his extensive background in the healthcare industry, including as a nationally recognized care delivery and health policy expert.

David B. Snow, Jr., 69	Board Chairman

Chairman and Chief Executive Officer, Cedar Gate Technologies		Independent Director since: February 2014 Chairman of the Board since: December 2014 Committees: Nominating and Corporate Governance, Compensation and Executive, Chair

Career highlights
CEDAR GATE TECHNOLOGIES, INC., a provider of analytic and information technology services to providers, payers and self-insured employers entering risk-based/value-based care reimbursement arrangements
•Chairman of the Board and Chief Executive Officer (2014 to present)
MEDCO HEALTH SOLUTIONS, INC., a leading pharmacy benefit manager
•Chairman and Chief Executive Officer (2003 to 2012)
•Various leadership positions at WellChoice (Empire Blue Cross and Blue Shield) and Oxford Health Plans

Other current directorships
•Premise Health
•Chairman, Fuqua School of Business Board of Visitors at Duke University
Prior directorships
•Pitney Bowes (2006 to 2019)
•CareCentrix (2014 to 2018)
•Medco Health Solutions, Inc. (2003 to 2012)
Education
•Master’s in Health Care Administration, Duke University
•BS in Economics, Bates College

Key experience and qualifications
Our Board concluded that Mr. Snow should serve as a director because of his broad experience in the healthcare industry and his significant core business skills, including financial, operations and strategic planning.

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Corporate governance and board matters

Corporate governance guidelines and code of business conduct and ethics
Our Board has adopted a Code of Business Conduct and Ethics applicable to directors, officers and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of honesty and accountability, drive compliance with legal and regulatory requirements, protect and promote our reputation, as well as the preparation and maintenance of our financial and accounting information. Our Board has also adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities.
Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program and is responsible to provide updates on that program to the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics and the Corporate Governance Guidelines are reviewed annually and periodically amended as the Board enhances our corporate governance practices and programs.
We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
Board leadership structure
Our governance framework provides the Board with the flexibility to select the appropriate leadership structure for our organization. This will be driven by our strategic business needs, as well as the particular makeup of the Board at any point in time. As a result, no policy exists requiring the combination or separation of leadership roles, and our governing documents do not mandate a particular structure. The Nominating and Corporate Governance Committee annually reviews the structure and composition of our Board and its leadership structure to assess the effectiveness specific to our current business plans and long-term strategy.
Our current leadership structure consists of the Chairman of the Board, a separate Chief Executive Officer and a strong, active roster of independent directors. We believe that the cornerstone of strong corporate governance includes having a separate Chairman of the Board from our Chief Executive Officer, which allows our Chief Executive Officer to focus on managing the Company while leveraging our independent Chairman’s experience to drive accountability at the Board level and promote independent leadership of the Board. Therefore, we do not currently anticipate having the two roles filled by a single individual. As part of its evaluation whether to combine the two roles, the Board would consider, among other things, the Chief Executive Officer’s tenure and experience, the experience of our independent directors and the Board as a whole, whether or not it would improve the Board’s ability to focus on key policy and operational issues and help the Company operate in the long-term interests of our stockholders, as well as input from stockholders. Any such change would be announced to stockholders following such a determination.

Mala Murthy	David B. Snow, Jr.
Interim chief executive officer and principal financial officer
Since April 2024
The Chief Executive Officer is responsible for setting the strategic direction of the Company and for its day-to-day leadership and management.

Independent director since February 2014
Chairman of the board since December 2014
The Chairman of the Board provides guidance to the Chief Executive Officer, directs the agenda for Board meetings and presides over meetings of the full Board.

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Corporate governance and board matters

Another component of our leadership structure is the active role played by our independent directors in overseeing our strategic business objectives, both at the Board and committee levels. To promote open discussion among the independent directors concerning the business of the organization and matters concerning management, our Chairman of the Board presides over regularly scheduled executive sessions where the independent Board members meet without management present. The Chairman may also represent the Board in communications with stockholders or other key stakeholders and, along with the Nominating and Corporate Governance Committee, provide input on the design of the Board itself.
All eight of our director nominees are considered independent within the meaning of the rules of the New York Stock Exchange (the “NYSE”). All members of the Audit, Compensation and Nominating and Corporate Governance Committees satisfy the applicable independence criteria of the Securities and Exchange Commission (the “SEC”) and NYSE. Our Board has determined that each member of the Audit Committee is financially literate and each current member is an “audit committee financial expert” according to Item 407 of Regulation S-K promulgated by the SEC.
During 2023, each of our current directors attended at least 75% of the aggregate of the total number of meetings of the full Board held during the period that he or she served as a director, and the total number of meetings held by all committees of the Board on which he or she served during the period that he or she served as a member of that committee.
Directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Each director is expected to attend the Annual Meeting. All directors at the time of the 2023 annual meeting of stockholders attended the meeting.
Committees of the board
The Board has five standing committees:
•Audit
•Compensation
•Nominating and Corporate Governance
•Quality of Care and Patient Safety
•Executive
The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at ir.teladochealth.com by clicking through “Corporate Governance.” The Quality of Care and Patient Safety Committee and Executive Committee are also governed by charters.

		Current committee membership
Name	Independent	Audit	Compensation	Nominating & corporate governance	Quality of care & patient safety	Executive
J. Eric Evans(1)
Sandra L. Fenwick
Catherine A. Jacobson(2)
Thomas G. McKinley(3)
Kenneth H. Paulus
David L. Shedlarz
Mark Douglas Smith, M.D., MBA
David B. Snow, Jr.
Number of 2023 Meetings	Board―10	5	5	7	4	0

Committee chair	Committee member	Chairman of the board	Audit committee financial expert
(1)Mr. Evans is expected to serve as Chair of the Compensation Committee and as a member of the Audit Committee and the Executive Committee following the Annual Meeting.
(2)Ms. Jacobson is also expected to serve as a member of the Quality of Care and Patient Safety Committee following the Annual Meeting.
(3)Mr. McKinley is expected to continue to serve as a member of the Compensation Committee and to serve as a member of the Audit Committee following the Annual Meeting. He is expected to leave the Executive Committee concurrently with Mr. Evan’s appointment as Chair of the Compensation Committee.

16	Teladoc Health	2024 Proxy Statement

Corporate governance and board matters

Audit committee

FY2023 Meetings: 5
Current members
•David L. Shedlarz, Chair
•Karen L. Daniel*
•Catherine A. Jacobson
Qualifications
•All members of the Audit Committee are independent (as defined in the NYSE listing standards and Section 10A-3 of the Exchange Act)
•All current members of the Audit Committee are “audit committee financial experts” (as defined in Item 407(d)(5) of Regulation S-K)
Report
•The Audit Committee Report is on page 72 of this proxy statement.
* Not standing for reelection

Key responsibilities
The principal functions of the Audit Committee are to:
•select, approve the compensation, and assess the independence of our independent registered public accounting firm
•review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm
•review our annual financial statements and other financial reports which require review and/or approval by the Board
•oversee the integrity of our financial statements and our systems of disclosure and internal controls over financial reporting and our compliance with legal and regulatory requirements
•review the scope of audit plans of our independent registered public accounting firm and the results of its audit
•evaluate the performance of our independent registered public accounting firm
•review our quarterly earnings releases
•review all related-party transactions for potential conflicts of interest and approve all such transactions
•review and evaluate our risk management plans, including cybersecurity and data privacy compliance

Compensation committee

FY2023 Meetings: 5
Members
•Thomas G. McKinley, Chair
•J. Eric Evans
•David L. Shedlarz
•David B. Snow, Jr.
Qualifications
•All members of the Compensation Committee are independent
Report
•The Compensation Committee Report is on page 47 of this proxy statement.

Key responsibilities
The principal functions of the Compensation Committee are to:
•review and approve corporate goals and objectives tied to the compensation of our Chief Executive Officer
•evaluate the performance of our Chief Executive Officer specific to our corporate goals and objectives and determine his or her compensation
•review and approve the compensation of our other executive officers
•review and establish our overall compensation philosophy and policy
•administer and oversee our equity plans
•evaluate and assess potential and current compensation advisors in accordance with the applicable independence standards set by the NYSE
•retain and approve the compensation of compensation advisors
•review and approve our policies and procedures for equity-based incentive awards
•review and make recommendations to the Board concerning our director compensation
•approve the Compensation Committee Report required by the rules of the SEC to be included in our annual proxy statement
•oversee our human capital management, including DEI initiatives

2024 Proxy Statement	Teladoc Health	17

Corporate governance and board matters

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors (independent or otherwise) to assist in carrying out its responsibilities. The Committee may delegate its authority under its charter to one or more subcommittees as is appropriate from time to time. The Committee may also delegate to an officer the authority to grant equity awards to certain employees, subject to the terms of our equity plans.
The Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to assess and make recommendations with respect to the amount and types of compensation for our executives and directors. Aon reports directly to the Committee; however, our Chief Executive Officer consults with Aon with respect to its assessments of the compensation of other executive officers.
The Compensation Committee reviewed compensation assessments provided by Aon comparing our compensation to competitive market data. The Committee met with Aon to discuss the compensation of our executive officers, including the Chief Executive Officer, and to receive input and advice. The Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and believes Aon’s work in 2023 did not raise a conflict of interest. For additional information regarding executive compensation in 2023, please see the section titled “Compensation Discussion and Analysis―Determination of Compensation.”

Nominating and corporate governance committee

FY2023 Meetings: 7
Members
•Kenneth H. Paulus, Chair
•Sandra L. Fenwick
•Mark Douglas Smith, M.D., MBA
•David B. Snow, Jr.
Qualifications
•All members of the Nominating and Corporate Governance Committee are independent

Key responsibilities
The principal functions of the Nominating and Corporate Governance Committee are to:
•develop and recommend criteria for Board and committee membership
•establish procedures for identifying and evaluating director candidates, including nominees recommended by stockholders
•identify individuals qualified to become directors
•recommend nominees for election as directors and to each of the Board’s committees
•oversee the annual evaluation of the Board and its committees
•review and discuss with the Board corporate succession plans for our Chief Executive Officer and other key officers
•oversee the development and administration of our Code of Business Conduct and Ethics and Corporate Governance Guidelines
•oversee director education and training
•oversee our compliance and ethics program

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Corporate governance and board matters

Quality of care and patient safety committee

FY2023 Meetings: 4 Members •Mark Douglas Smith, M.D., MBA, Chair •Sandra L. Fenwick •Kenneth H. Paulus Qualifications •All members of the Quality of Care and Patient Safety Committee are independent
Key responsibilities
The principal functions of the Quality of Care and Patient Safety Committee are to assist the Board in fulfilling its oversight responsibilities relating to the review of our policies and procedures relating to the delivery of quality medical care to our members.
The Quality of Care and Patient Safety Committee maintains communication between the Board and senior officers with management responsibility for medical care and reviews matters concerning:
•the quality of medical care delivered to our members
•efforts to advance the quality of medical care provided
•patient safety

Executive committee

FY2023 Meetings: 0
Members
•David B. Snow, Jr., Chair
•Mark Douglas Smith, M.D., MBA
•Thomas G. McKinley
•Kenneth H. Paulus
•David L. Shedlarz
Qualifications
•All members of the Executive Committee are independent

Key responsibilities
The principal function of the Executive Committee is to support the Board in the performance of its duties and responsibilities between regularly scheduled meetings of the Board.
Subject to any limitations imposed by the Board, applicable law and our Bylaws, the Executive Committee may exercise the power of the Board in the management of our business and affairs with respect to matters referred to it by the Board and urgent matters requiring Board action that, in the determination of the Chairman of the Board, should not await the Board’s next regularly scheduled meeting.
The Executive Committee consists of the Chairman of the Board and the chairs of our other standing committees, and meets on an ad hoc basis when circumstances necessitate.

2024 Proxy Statement	Teladoc Health	19

Corporate governance and board matters

Board role in risk oversight
The Board believes that evaluating our executive team’s management of the risks confronting the Company is one of its most important areas of oversight. The Board further believes that taking an active role in the oversight of the Company’s corporate strategy and the related risks is appropriate, given our Board members’ combined breadth and depth of experience, and is critical to ensuring that the long-term interests of the Company and its stockholders are being served. The Board also encourages management to promote a culture that actively manages risks as a part of the Company’s corporate strategy and day-to-day business operations. The Board administers its risk oversight function both directly and through its committees. For risks that fall within a committee’s areas of primary responsibility and expertise, the Board assigns oversight to that committee, which then also apprises the full Board of significant matters and management’s response. The full Board directly oversees overall corporate risk and strategy and other matters that do not fall within the responsibility of a particular committee.

Board	Management

•Our Board, acting as a whole and through its committees, has responsibility for the oversight of risk management.
•In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. If necessary, the Chairman of the Board may require additional information from, or that certain actions be taken by, management on particular risk matters.

•In general, management is responsible for the day-to-day management of the risks we may encounter. Management is responsible for developing and implementing the Company’s strategic plans and for identifying, evaluating, managing, and mitigating the risks inherent in those plans through our risk management program.
•Senior management attends the regular meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related matters.

This combination provides the focus, scope, expertise and continuous attention necessary for effective risk management.

Audit committee	Compensation committee

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of:
•financial reporting
•internal controls over financial reporting
•cybersecurity
•compliance with legal and regulatory requirements
The Audit Committee regularly discusses risk assessment and risk management policies with management and our independent auditors, including our major risk exposures, such as cybersecurity, data privacy, and environmental and social concerns, their potential financial impact on our organization and the steps we take to mitigate and manage these risks, including financial reporting that encompasses disclosure controls and procedures.
Additionally, the Audit Committee assists the Board with oversight of risk management by:
•regularly reviewing the Company’s key risks, risk mitigation strategies, and available related risk mitigation metrics that are identified by our enterprise risk management (“ERM”) program. The committee solicits input from directors on the steps taken to mitigate risks and plans for additional mitigation going forward. Our head of internal audit and ERM also reports to the Chairman of the Audit Committee.
•reviewing the Company’s financial statements and Company’s quarterly and annual reports filed with the SEC, including the risk factors disclosed therein
•meeting with our independent auditors at regularly scheduled meetings of the Audit Committee to review their reports on the adequacy and effectiveness of our disclosure and internal controls
•discussing with management our major financial risks and exposures and the steps management has taken to mitigate, monitor and control any risks and exposures

The Compensation Committee assists our Board in fulfilling its oversight responsibilities in the management of risks arising from our human capital management and compensation policies and programs, and retains outside compensation and legal experts for that purpose.
In establishing and reviewing our compensation philosophy and programs, we consider whether such programs encourage unnecessary or excessive risk taking. We believe our executive compensation program does not encourage excessive or unnecessary risk taking or create risks that are reasonably likely to have a material adverse effect on us. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals.

Nominating and corporate governance committee

The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities in managing the risks associated with the organization including membership and structure of the Board, corporate governance, our compliance and ethics program, and succession planning for our directors. The Committee receives frequent updates regarding key compliance issues from the Chief Compliance Officer, who reports to the Chief Legal Officer as well as to the Chairman of the Nominating and Corporate Governance Committee.

Quality of care and patient safety committee

The Quality of Care and Patient Safety Committee assists our Board in managing risks associated with the quality of medical care delivered to our members and our efforts to improve and advance medical care and patient safety.

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Corporate governance and board matters

ENTERPRISE RISK MANAGEMENT PROGRAM

To better anticipate, identify, prioritize and manage the key risks we may encounter, we have implemented an ERM program that was developed under the oversight of our Board and management. The ERM program is designed to:
•identify potential key risks
•categorize and prioritize risks by, likelihood (inclusive of the risk timeframe), impact and risk mitigation effectiveness and report to management
•ensure that those key risks are managed with the appropriate risk appetite
•provide reasonable means by which to measure key risks to our objectives
As part of our ERM program we established an Aligned Risk Council (“ARC”). The role of ARC is to:
•align risk functions, enabling optimal exchange of risk and control information through a formal collaborative model
•leverage internal subject matter expertise to evaluate and rank key risks in preparation for final interactive management key risk ranking
•evaluate thought leadership for emerging risk areas and their applicability to the Company
The outputs from ARC are reviewed by management in an interactive key risk ranking session. These outputs assist management validation of the Company’s risk profile. This session considers both current risks, including timeframes reflected by those risks, as well as emerging risks and future threats. The focus of the Board’s oversight varies based on the type and timing of the risk being discussed. For example, for a long-term risk, the Board focuses on advance planning.
We believe our ERM program:
•leads to enhanced corporate governance
•improves our ability to respond to changing business demands
•promotes an open, positive and risk-aware culture

We recognize the increasing significance that cybersecurity has to our operations and the success of our business, as well as the need to continually assess cybersecurity risk and evolve our response in the face of a rapidly and ever-changing environment. Cybersecurity risk oversight continues to remain a top priority for our Board. The Audit Committee maintains primary responsibility related to overseeing our cybersecurity risk as part of its program of regular risk management oversight. This includes, but is not limited to, the overall maturity and strategy of our cybersecurity program. We have a rigorous and comprehensive cybersecurity program managed by a dedicated team of subject matter experts and is led by our Chief Information Security Officer (“CISO”), who has extensive cybersecurity experience. We have implemented telehealth industry standard processes, policies, and tools, including regularly scheduled vulnerability scanning and third-party penetration testing to reduce the risk of vulnerabilities in our system. Our CISO regularly engages with other members of our executive management team to discuss cyber risk, including the Chief Technology Officer, the Chief Information Officer, Deputy Chief Legal Officer, and Chief Compliance Officer, among others, as well as the Audit Committee. Our executive management team has the appropriate expertise, background, and depth of experience to manage risk arising from cybersecurity threats. Executive management has also participated in cybersecurity tabletop exercises to test our cyber response playbooks.

2024 Proxy Statement	Teladoc Health	21

Corporate governance and board matters

Identifying and evaluating director nominees
The Board is responsible for selecting director nominees. The Nominating and Corporate Governance Committee identifies candidates in consultation with management, through the use of search firms or other advisors, recommendations submitted by stockholders or current directors or other methods as the Committee deems to be helpful to identify candidates.
Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the qualifications for director nominees established by the Committee. The Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Committee feels appropriate in the evaluation process. Meeting as a group, the Committee discusses and evaluates the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of the Board. Based on the results of this evaluation process, the Committee recommends candidates for the Board’s approval as director nominees.
When assessing director candidates, the Nominating and Corporate Governance Committee considers a nominee’s qualifications, skills and attributes, including depth and breadth of professional experience and independence. A nominee must, at a minimum, have demonstrated exceptional ability and judgment and be of the highest personal and professional integrity. The Committee does not have a formal policy with respect to diversity; however, the director nomination process is designed to ensure the Board considers members with diverse backgrounds including race, ethnicity, gender, knowledge, experience, skills and expertise, as applicable to our industry. The Board assesses its goals for diversity through the Board composition review process as part of the Board’s annual self-assessment process.
Director candidates recommended by stockholders
According to our Bylaws, a stockholder or a group of up to 25 stockholders owning 3% or more of the shares of our capital stock continuously for at least three years may nominate, and include in our proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of our capital stock, provided the stockholder (or group) and each nominee satisfies the requirements specified in our Bylaws.
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our corporate secretary, who will forward all recommendations to the Committee.

Teladoc Health, Inc. Nominating and Corporate Governance Committee c/o Corporate Secretary 2 Manhattanville Road, Suite 203 Purchase, New York 10577

The Nominating and Corporate Governance Committee will evaluate any candidate recommended by stockholders against the same criteria and policies and procedures applicable to the evaluation of candidates proposed by directors or management. The Committee has full discretion in considering all nominations to the Board. Alternatively, stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the Committee) must comply with the requirements described in this proxy statement and our Bylaws. See “Additional Information―Procedures for Submitting Stockholder Proposals” on page 81.

22	Teladoc Health	2024 Proxy Statement

Corporate governance and board matters

Communications with directors
You may communicate directly with any member or committee of the Board by writing to our principal executive office at:

Teladoc Health Board of Directors c/o Corporate Secretary 2 Manhattanville Road, Suite 203 Purchase, New York 10577

Please specify to whom your letter should be directed. Our corporate secretary reviews all correspondence and regularly forwards to the Board a summary of all correspondence and copies of correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.
Interested parties who wish to communicate with non-management directors, or with the presiding director of the Board’s executive sessions, may contact:

Teladoc Health Board of Directors
c/o Corporate Secretary
Attn: Non-Management Directors (or the Presiding
Director for executive sessions, as applicable)
2 Manhattanville Road, Suite 203
Purchase, New York 10577

All mail received will first be opened and screened for security purposes.
Related-party transactions
Our Board reviews and approves transactions with any “related party,” which includes directors, executive officers and holders of 5% or more of our capital stock and their affiliates. Pursuant to our written Related-Party Transaction Policy and Procedures, the Audit Committee reviews the relevant facts and circumstances of the transaction, taking into account, among other factors that are appropriate, whether the transaction is inconsistent with our or our stockholders’ interests, whether the transaction is on terms comparable to those that could be obtained in a transaction with an unrelated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. No director may participate in any approval of a related-party transaction to which he or she is a related party.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example, compensation to a director or executive officer where the compensation is required to be disclosed in our proxy statement or transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction. Additionally, according to our Related-Party Transaction Policy and Procedures, all related-party transactions are required to be disclosed in applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. All related-party transactions are required to be disclosed to the full Board.
In 2023, we entered into a contract with Cedar Gate Technologies (“Cedar Gate”) for data and value-based analytics tools. Mr. Snow, the Chairman of our Board, is the Chief Executive Officer at Cedar Gate and owns approximately 10% of its outstanding capital stock. Pursuant to this contract, we will pay approximately $6.3 million to Cedar Gate over the three-year term, which includes an option for us to terminate after one year. There was no other transaction or series of similar transactions during 2023 to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

2024 Proxy Statement	Teladoc Health	23

Director compensation
Non-employee director compensation program
Our Board’s non-employee director compensation program is reflective of our continued growth and shifts in market practice, and is designed to provide a total compensation package that we feel will attract and retain, on a long-term basis, high-caliber non-employee directors and support the alignment of interests between our directors and long-term stockholders. The Board may amend, modify or terminate the program at any time. The program is reviewed regularly by the Compensation Committee and the full Board and references the policies and pay practices of a peer group of similar companies selected by the Committee in consultation with Aon.
Under the program, all non-employee directors receive a mix of cash and equity compensation. Cash compensation consists of annual retainers earned for serving on our Board, with additional retainers earned for serving as members of the committees of our Board or as chairpersons of the Board or its committees. Cash retainers are prorated for partial years of service. No additional compensation is paid to the chairperson or members of the Executive Committee.
Equity compensation consists of an initial equity award when a non-employee director is elected or appointed to the Board (“Initial Awards”) and an annual equity award on the date of our annual meeting to continuing non-employee directors who have served on the Board for at least six months (“Annual Awards”). Initial Awards are in the form of restricted stock units (“RSUs”), with one-third of the award vesting on the first anniversary of the grant date, and then in eight substantially equal quarterly installments over the subsequent two years. Annual Awards issued are also in the form of RSUs, which vest on the earlier of the first anniversary of the grant date or the day immediately prior to the date of the next annual meeting occurring after the date of grant. All outstanding unvested Initial Awards and Annual Awards also vest upon a change in control. The value of Initial Awards and Annual Awards is determined using the closing price of our common stock on the NYSE on the date of the award. The Board has reserved discretion under the program to pay all or a portion of the equity awards in any combination of equity-based awards available for grant under the any applicable equity incentive plan then-maintained by us.
The table below summarizes compensation provided under the program during 2023. Following the annual review undertaken by the Board, and after consultation with Aon, the Compensation Committee elected to revise the policy, effective January 1, 2024, to reduce the value of.

Annual cash retainers	($)
All non-employee directors	45,000
Chairman of the Board	50,000
Committee chairs:
Audit committee	20,000
Compensation committee	20,000
Nominating and corporate governance committee	10,000
Quality of care and patient safety committee	10,000
Committee members:
Audit committee	10,000
Compensation committee	7,500
Nominating and corporate governance committee	5,000
Quality of care and patient safety committee	5,000

Equity-based awards	($)
Initial awards	250,000
Annual awards	225,000

24	Teladoc Health	2024 Proxy Statement

Director compensation

Deferred compensation plan for non-employee directors
We maintain a Deferred Compensation Plan for non-employee directors (the “Deferred Compensation Plan”) that permits our non-employee directors to defer payment of all or a portion of the awards of restricted stock or RSUs granted to them for their service as a director. A participant’s election to defer receipt of these awards must generally be made prior to the year to which the stock award relates (or, for a newly nominated director, within 30 days following the date of the commencement of the director’s service as a director).
Deferred awards are credited to an account in an equal amount of deferred stock units with dividend equivalent rights. Dividend equivalent rights entitle a participant, as of a dividend payment date, to have credited to the participant’s account under the plan a number of additional deferred stock units equal to the amount of any ordinary cash dividend paid by us on the number of shares of common stock equivalent to the number of deferred stock units in the participant’s deferred compensation account as of the record date for the dividend, divided by the fair market value of one share of common stock on the dividend payment date. Deferred stock units (including any additional deferred stock units resulting from dividend equivalent rights) are subject to the same vesting or other forfeiture conditions that would have otherwise applied to the deferred awards. For each deferred stock unit granted under the Deferred Compensation Plan, we will issue to the participant one share of our common stock (or, at the election of the Compensation Committee, an equivalent cash amount based on the fair market value of a share of common stock on the date immediately preceding the payment date) on the first to occur of:
•within 90 days following the date that is 30 days, five years or ten years after the participant’s separation from service, as elected by the participant in the applicable deferral election
•immediately prior to, on, or within 30 days following a change in control
•upon the participant’s death. If the participant is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the payment will instead be made on the later to occur of the scheduled distribution date and the first day of the seventh month following the date of the participant’s separation from service (within the meaning of Section 409A of the Code) or, if earlier, the date of the participant’s death

2024 Proxy Statement	Teladoc Health	25

Director compensation

2023 Director compensation table
The following table provides information regarding all compensation earned by or paid to each person who served as a non-employee director during some portion of 2023, including amounts deferred in 2023 at such person’s election under the Deferred Compensation Plan. Mr. Gorevic, who is also our former Chief Executive Officer, received no compensation for his service as a director. Refer to “Executive Compensation—2023 Summary Compensation Table” and the narrative description thereto on page 48 for information regarding Mr. Gorevic’s compensation from us during 2023. Additionally, Dr. Frist ceased serving on our Board on May 25, 2023 and Mr. Evans joined our Board on September 20, 2023.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Total ($)
Karen L. Daniel	55,000	225,002	280,002
J. Eric Evans	14,694	249,998	264,692
Sandra L. Fenwick	55,000	225,002	280,002
William H. Frist, M.D.	25,069	—	25,069
Catherine A. Jacobson	55,000	225,002	280,002
Thomas G. McKinley	65,000	225,002	290,002
Kenneth H. Paulus	60,000	225,002	285,002
David L. Shedlarz	69,492	225,002	294,494
Mark Douglas Smith, M.D., MBA	57,995	225,002	282,997
David B. Snow, Jr.	107,500	225,002	332,502
(1)Represents the aggregate grant date fair value of RSUs that vest based on continuous service granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024. The table below shows the number of option awards (vested and unvested) and stock awards held by each non-employee director as of December 31, 2023:

Name	Stock options (#)	Stock awards (#)
Karen L. Daniel	—	9,834
J. Eric Evans	—	12,195
Sandra L. Fenwick	—	9,834
William H. Frist, M.D.	—	—
Catherine A. Jacobson	—	9,834
Thomas G. McKinley	—	9,834
Kenneth H. Paulus	14,647	9,834
David L. Shedlarz	4,082	9,834
Mark Douglas Smith, M.D., MBA	8,132	9,834
David B. Snow, Jr.	42,212	9,834

26	Teladoc Health	2024 Proxy Statement

Executive compensation

Proposal 2
Advisory vote on executive compensation
This proposal requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Details concerning how we implement our compensation philosophy and structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and our performance.
The Compensation Committee believes the support received from stockholders last year demonstrates that our stockholders strongly approve of the philosophy, strategy, objectives and implementation of our executive compensation programs. After considering this result and engagement with stockholders, and following our annual review of our executive compensation philosophy, the Committee decided to retain our overall approach to executive compensation. However, we have adjusted our compensation program in response to stockholder feedback by further emphasizing long performance periods for performance-based restricted stock units and altering our 2024 equity grant practices to reduce our burn rate. We believe our 2023 named executive officer compensation demonstrates our commitment to aligning executive pay with corporate performance, and that our executive compensation program is aligned with stockholder interests and merits continued stockholder support.
This vote is advisory and will not be binding upon us, the Board or the Compensation Committee, nor will it create or imply any change in the duties of us, the Board or the Committee. The Committee will consider the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.
Our Board has determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year represents a best practice in corporate governance, and although our Board will consider the outcome of the advisory vote on Say-on-Pay frequency in Proposal 3. it is expected the next Say-on-Pay vote will occur at the 2025 annual meeting of stockholders.
The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve the compensation, on an advisory basis, of our named executive officers.

Your Board of Directors recommends that you vote FOR the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement.

2024 Proxy Statement	Teladoc Health	27

Executive compensation

Executive officers
Set forth below is biographical information about each of our executive officers.

Mala Murthy, 60

Interim Chief Executive Officer and Principal Financial Officer	Since: April 2024

Career highlights
TELADOC HEALTH, INC.
•Interim Chief Executive Officer and Principal Financial Officer (2024 to present)
•Chief Financial Officer (2019 to 2024)
•Ms. Murthy leads our global finance organization, including accounting, financial planning & analysis and investor relations. With a focus on assuring stockholder value, she is a seasoned leader with a proven track record of driving balanced top-and-bottom-line growth. Ms. Murthy brings a passion for developing & implementing strategies that drive both short-term and long-term value, acquired from extensive financial management experience in diverse industries. Ms. Murthy has successfully supported substantial acquisitions and overseen the development of capital structure and liquidity strategies.
AMERICAN EXPRESS
•Chief Financial Officer of Global Commercial Services; led strategic investment decisions and P+L stewardship (2016 to 2019)
•Various other senior executive positions (2012 to 2016)
PEPSICO
•Various leadership positions leading high growth business units (1995 to 2012)

Other current directorships
•Avantor, Inc.
Education
•Master’s degree, Public & Private Management, Yale School of Management
•MBA, India Institute of Management
•Bachelor’s degree, Computer Science & Engineering, Jadavpur University, India

28	Teladoc Health	2024 Proxy Statement

Executive compensation

Arnnon Geshuri, 54

Chief People Officer	Since: October 2020

Career highlights
TELADOC HEALTH, INC.
•Chief People Officer (2020 to present)
•Mr. Geshuri is responsible for developing organizational talent at scale for us. Aligning our culture and long-term vision, he oversees all human resources functions, including talent acquisition, learning and development, benefits and compensation, workplace, and DEI.
LIVONGO
•Chief People Officer (2017 to its merger with Teladoc Health in 2020)
TESLA
•Vice President of Human Resources, overseeing the growth of Tesla from a 400- person start-up to an integrated sustainable energy company with more than 35,000 employees around the globe (2009 to 2017)
GOOGLE
•Senior Director of Staffing Operations, designing Google’s legendary recruitment organization and talent acquisition strategy (2004 to 2009)
E*TRADE FINANCIAL
•Vice President, People Operations and Director of Global Recruiting (1999 to 2002)
APPLIED MATERIALS, INC.
•Senior Human Resources Programs Manager (1994 to 1999)

Other current directorships
Mr. Geshuri sits on several start-up and academic advisory boards, including:
•Santa Clara University Leavey School of Business Master of Science in Business Analytics program
Education
•MS in Industrial/Organizational Psychology, San José State University
•BA in Psychology, University of California at Irvine

Laizer Kornwasser, 53

President, Enterprise Growth and Global Markets	Since: October 2022

Career highlights
TELADOC HEALTH, INC.
•President, Enterprise Growth and Global Markets (2022 to present)
•Mr. Kornwasser oversees company performance across client channels and product lines. For two decades he has led strategic transformation and at the forefront of driving high growth for diverse health care companies.
CARECENTRIX
•President and Chief Operating Officer (2018 to 2022)
YESHIVA UNIVERSITY
•Professor of Management (2015 to 2024)
• Member of the Board of Trustees (2015 to 2019)
MEDCO HEALTH SOLUTIONS
•Various leadership roles, including Senior Vice President, Consumer Solutions and Retail Markets (2003 to 2012)
Education •MBA, Harvard Business School •Bachelor’s degree, Accounting, Yeshiva University

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Executive compensation

Nikolaos P. Nanis, 49

Chief Technology Officer	Since: July 2021

Career highlights
TELADOC HEALTH, INC.
•Chief Technology Officer (2021 to present)
•Mr. Nanis is responsible for leading our engineering and IT departments, with a focus on strategic technology and product initiatives around the world. Mr. Nanis joined the company in 2014, and since then, has driven the development of innovative healthcare solutions.
•Various other senior positions (2014 to 2021)
ACTIVEHEALTH MANAGEMENT
•Chief Technology Officer (2010 to 2014)
•Various senior technology positions (2005 to 2010)
MARSH MCCLENNAN
•Various senior technology positions (2004 to 2005)
•Independent consultant (2002 to 2004)
CAMBRIDGE TECHNOLOGY PARTNERS
•Various senior technology positions (1997 to 2001)
Education •Bachelor’s degree, Computer Science, New York University •Bachelor’s degree, Computer Science, Stevens Institute of Technology

Vidya Raman-Tangella, 55

Chief Medical Officer	Since: April 2022

Career highlights
TELADOC HEALTH, INC.
•Chief Medical Officer (2022 to present)
•Ms. Raman-Tangella is responsible for leading our clinical vision, working cross-functionally to improve health outcomes for our members, and ensuring we deliver the best-possible quality care when and where it’s needed.
AMAZON WEB SERVICES
•General Manager of Healthcare and Life Sciences (2021 to 2022)
HIA TECHNOLOGIES, INC.
•Chief Medical Officer (2019 to 2021)
UNITED HEALTH GROUP
•Various leadership positions (2011 to 2017)
JOHNSON & JOHNSON
•Director of Innovation (2009 to 2011)
Education •Master of Health Administration, Cornell University •Bachelor of Medicine, Bachelor of Surgery, MBBS degree, Osmania University, India

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Executive compensation

Daniel Trencher, 52

Chief Strategy Officer	Since: June 2023

Career highlights
TELADOC HEALTH, INC.
•Chief Strategy Officer (2023 to present); Senior Vice President of Corporate Strategy (2020 to 2023)
•Mr. Trencher leads corporate strategy and is responsible for developing the organization’s long term strategic vision. Under his direction, his team ensures the alignment of short-and long-range plans, strategic investment roadmaps and channel-level strategies and objectives.
•Various other senior positions (2011 to 2020)
•Previously, Mr. Trencher led product and strategy for us, ensuring the delivery of innovative commercial products and market-leading experiences. He brings extensive experience in the healthcare industry, including hands-on product and operational expertise from a wide array of healthcare customer segments.
WELLPOINT (now ELEVANCE HEALTH) and WELLCHOICE, INC.
•Various leadership positions developing and managing growth initiatives across the healthcare value chain, ranging from providers to disease management and wellness programs to health information technology (2002 to 2011)
Education •MBA, University of Chicago •Bachelor’s degree, Economics, University of Pennsylvania

Andrew Turitz, 51

Executive Vice President of Corporate Development	Since: June 2023

Career highlights
TELADOC HEALTH, INC.
•Executive Vice President of Corporate Development (2023 to present); Senior Vice President of Corporate Development (2015 to 2023)
•Mr. Turitz is responsible for identifying, evaluating and executing growth opportunities for the organization through partnerships, acquisitions, joint ventures and other third-party relationships. Mr. Turitz has extensive experience in global healthcare mergers and acquisitions and partnerships, including the management of all phases of analysis, diligence, and transaction structuring and through product integration, go-to-market strategies, and operational implementation.
•Prior to joining Teladoc Health, Mr. Turitz advised on M&A transactions for Fortune 500 companies and led investments in and served on the board of directors for venture-backed companies. He is also an entrepreneur who has launched and joined numerous early-stage businesses.
AETNA
•Vice President, Business Development, Healthagen (2012 to 2015)
SANDBOX INDUSTRIES/BLUE VENTURE FUND
•Managing Director (2008 to 2012)
BANK OF AMERICA
•Vice President, Healthcare M&A (2003 to 2008)
Other current directorships •Family Focus Education •MBA, Kellogg School of Management at Northwestern University •Bachelor’s degree, Stanford University

2024 Proxy Statement	Teladoc Health	31

Executive compensation

Adam C. Vandervoort, 49

Chief Legal Officer and Secretary	Since: February 2015

Career highlights
TELADOC HEALTH, INC.
•Chief Legal Officer and Secretary (2015 to present)
•Mr. Vandervoort helps us comply with applicable laws and serves as secretary to our Board. He is responsible for all of our legal matters, including government affairs, corporate governance, securities law, intellectual property, and privacy.
INDEPENDENCE HOLDING COMPANY
•Corporate Vice President, General Counsel and Secretary (2006 to 2015)
PAUL HASTINGS LLP
•Associate Attorney in Corporate Practice (2004 to 2006)
FEDEX CORPORATION
•Staff Attorney (2002 to 2004)
SULLIVAN & CROMWELL LLP
•Associate Attorney in Corporate Practice (1999 to 2002)

Recognitions
•Admitted to practice law in the states of California, Connecticut and New York
•Served on the Municipal Board of Ethics, Stamford, Connecticut
Education
•J.D., University of Pennsylvania Law School
•AM and AB, University of Chicago

Stephany Verstraete, 55

Chief Marketing & Engagement Officer	Since: January 2016

Career highlights
TELADOC HEALTH, INC.
•Chief Marketing & Engagement Officer (2016 to present)
•Ms. Verstraete leads our global marketing and consumer engagement efforts, driving the growth of member adoption and utilization through best-in-class channel strategies and consumer relationship management. She is also responsible for the market positioning of our brand and managing our stakeholder reputation, overseeing corporate communications. Ms. Verstraete’s career has been dedicated to driving consumer behavior change in new and emerging industries, with a proven track record of building digital brands and growing high-performing global teams.
TRUVERIS
•Chief Marketing Officer, transitioned to the healthcare industry (2014 to 2015)
EXPEDIA
•Various senior marketing leadership positions (2004 to 2009)
MATCH.COM
•Head of Marketing and Business Development (2000 to 2004)
KRAFT
•Director, Marketing (1996 to 1999)
FRITO-LAY
•Various sales and marketing positions (1992 to 1994)
Other current directorships •Avalon Healthcare Solutions Education •International MBA, York University •Honors Bachelor of Economics, Queen’s University, Canada

32	Teladoc Health	2024 Proxy Statement

Executive compensation

Michael Waters, 51

Chief Operating Officer	Since: July 2022

Career highlights
TELADOC HEALTH, INC.
•Chief Operating Officer (2022 to present)
•Mr. Waters is responsible for our portfolio of strategic services and solutions. Under his leadership, our six Operations Centers of Excellence ensure we have the proper infrastructure, systems, metrics and teams to effectively integrate, optimize and grow our business while delivering on our strategic objectives to scale and support a seamless, efficient customer experience.
PROVIDENCE
•Executive Vice President and Chief Executive of the Ambulatory Care Network (2018 to 2022)
•Various other senior executive positions (2008 to 2018)
W MEDICAL GROUP
•President and Owner (2005 to 2008)
MED STAT INCORPORATED
•Founder and Vice President (2004 to 2005)
Other current engagements •Advisor, Morningside Ventures Education •Master of Health Administration, University of Washington •Bachelor’s degree, Communication, Southern Methodist University

2024 Proxy Statement	Teladoc Health	33

Executive compensation

Compensation discussion and analysis
CD&A roadmap

34	Teladoc Health	2024 Proxy Statement

Executive compensation

Named executive officers and overview
In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded for 2023 to our named executive officers, the overall objectives of our compensation program and the elements of our compensation program. We also explain how and why the Compensation Committee arrived at specific material compensation decisions during the year.
Our named executive officers for 2023 are:

Jason Gorevic	Mala Murthy	Laizer Kornwasser	Michael Waters	Adam C. Vandervoort
Former chief executive officer(1)	Interim chief executive officer and principal financial officer	President, enterprise growth and global markets	Chief operating officer	Chief legal officer and secretary

(1)Ms. Murthy, who served as our Chief Financial Officer for all of fiscal 2023, became our interim Chief Executive Officer and Principal Financial Officer on April 5, 2024, replacing Mr. Gorevic.
The primary objectives of our executive compensation program are to retain key executives, attract new talent, link compensation to achievement of short- and long-term business objectives and align the interests of our executives with those of our long-term stockholders. We believe our 2023 named executive officer compensation demonstrates our commitment to aligning executive pay with corporate performance.
2023 Performance and company highlights
With approximately 90 million members and thousands of clients around the world, Teladoc Health continues to be the leader in whole person virtual care. In 2023 we reported meaningful progress in generating higher margins and delivering strong bottom-line performance. During the year, we delivered 33% growth in adjusted EBITDA as well as free cash flow of $194 million while driving 8% consolidated top-line growth. At the same time, we brought forward innovative offerings like our integrated app experience and provider-based chronic condition management that differentiate us in the marketplace. Despite an increasingly competitive environment, we demonstrated strong performance that fell just short of our rigorous goals, as reflected in the pay outcomes described below.
2023 By The Numbers

$2.6B	$328M(1)	$194M(1)

Revenue growth of 8%	Adjusted EBITDA growth of 33%	Free cash flow, up from $17M

$1.5B	$1.1B	1.2M

U.S. integrated care revenue, up 7%	BetterHelp revenue, up 11%	Chronic care program enrollment, up 14%

2024 Proxy Statement	Teladoc Health	35

Executive compensation

(1)For a full reconciliation of (i) net loss, the most directly comparable GAAP financial measure, to adjusted EBITDA and (ii) net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow, please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation philosophy and objectives
Paying for performance is a key attribute of our compensation philosophy. Fundamentally, our executive compensation program links compensation to the achievement of specific, predetermined financial and performance goals that further our business strategies.
A key objective of our compensation program is to retain and attract qualified executives. We believe our ability to keep our senior executive team intact and motivated is tied to our compensation programs. Compensation of each named executive officer is intended to be based on the performance of the organization overall and the executive personally. The Compensation Committee has responsibility for establishing and reviewing the compensation of our Chief Executive Officer and for each of the executive officers who reports to them.
In establishing executive officer compensation, the following are among the Compensation Committee’s objectives:

1	2	3	4
Attract and retain individuals of superior ability and managerial talent	Ensure compensation is aligned with our corporate strategies and business objectives and the long-term interests of stockholders	Deliver compensation in the form of equity to align with stockholder value creation	Promote teamwork while also recognizing the individual contributions each executive officer makes to our success

Total 2023 target compensation mix
CEO
Average of other NEOs

36	Teladoc Health	2024 Proxy Statement

Executive compensation

To achieve our compensation objectives, we provide executives with a competitive total compensation package, which consists primarily of the following fixed and variable elements:

Compensation element	Compensation objective

ANNUAL BASE SALARY	Recognize performance of job responsibilities and attract and retain individuals with superior talent

ANNUAL CASH BONUSES	Provide incentives to attain short-term financial and operational goals

LONG-TERM INCENTIVE COMPENSATION
Promote the maximization of stockholder value through PSUs linked to clear growth drivers and the retention of key employees through the use of RSUs. Equity compensation aligns the interests of employees and stockholders

Stockholder outreach and “Say-On-Pay” advisory vote
At our 2023 annual meeting of stockholders, approximately 82% of the votes cast (excluding abstentions and broker non-votes) were cast in favor of the non-binding advisory vote to approve the compensation of our named executive officers as disclosed in that year’s proxy statement.

•While the most recent Say-on-Pay vote indicates significant stockholder support of the philosophy, strategy and objectives of our executive compensation programs, our Compensation Committee recognizes the relative year over year decline in support and intends to seek to further align executive compensation with stockholder interests.
•Following the annual review of our executive compensation philosophy by our Compensation Committee, as well as our most recent Say-on-Pay results and engagement with stockholders, our overall approach to executive compensation will not change. However, we have adjusted our compensation program in response to stockholder feedback by further emphasizing long-term performance periods for performance-based restricted stock units and altering our 2024 equity grant practices to reduce our burn rate.
•The Compensation Committee will continue to monitor stockholder feedback, including the results of the annual Say-on-Pay vote, in making future decisions affecting our compensation programs.
SIGNIFICANT STOCKHOLDER APPROVAL OF SAY-ON-PAY OVER LAST 3 YEARS 2021 – 87.2% 2022 – 91.6% 2023 – 81.9%

2024 Proxy Statement	Teladoc Health	37

Executive compensation

Determination of compensation
Role of the compensation committee and executive officers
Our executive compensation program is administered by the Compensation Committee, which performs its work in consultation with the Board. Our CEO typically provides annual recommendations to the Committee and discusses with the Committee the compensation and performance of our executive officers, other than themself. Our CEO bases their recommendations upon their review — formed both subjectively and objectively against individually developed goals — of the performance of the executive officers, our overall performance against our applicable corporate goals (as described further below in the section titled “— Elements of Compensation — Cash bonuses”) and their assessment of the executive officer’s contributions to such performance, internal pay equity considerations, their assessment of the competitiveness of the market for each executive officer’s services and an annual self-evaluation performed by each named executive officer. The Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the CEO’s compensation, the Committee reviews the performance of the CEO and meets in executive session to evaluate the CEO’s performance.
Compensation consultant
To support the Compensation Committee in fulfilling its duties, the Committee has retained Aon as its third-party compensation consultant to assist with the Committee’s design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Committee has the sole authority to retain, and replace as needed, compensation consultants to provide independent advice to the Committee, as well as the sole authority to approve the consultants’ fees and other terms and conditions of retention. The Committee receives advice, data and recommendations from Aon pertaining to the appropriate amount, mix and vesting and other terms for our executive compensation programs, as well as peer group and market information that the Committee uses when determining whether our executive compensation is competitive in the market in which we compete for talent. Aon periodically receives requests for information from the Committee, from our CEO or from our Chief People Officer pertaining to individual promotions, incentive compensation, potential personnel recruitment and other situations in which market compensation insight may benefit our decision-making process.
During 2023, Aon’s fees for services to us and our affiliates unrelated to executive and director compensation did not exceed $120,000. The Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and does not believe Aon’s work in 2023 raised a conflict of interest.
Peer group and market data
With the assistance of Aon, the Compensation Committee considers market data, in addition to other factors, to better inform its determination of the key elements of our compensation program. This review of market data assists with setting a framework to develop compensation programs the Committee believes enables us to compete effectively for new employees and retain existing employees. In general, the market data consists of compensation information from both broad-based compensation surveys and company-specific peer group analyses.

38	Teladoc Health	2024 Proxy Statement

Executive compensation

The Compensation Committee selected the companies in our peer group because it believes these companies compete with us for executive talent and were similar to us in terms of revenue growth rate, market capitalization, industry and size. The Committee also determined the companies in our peer group generally have executive officer positions that are comparable to us in terms of breadth, complexity and scope of responsibilities. In order to establish an appropriate peer group when reviewing and determining the 2023 compensation for our named executive officers to reflect the scope of work, business complexity and the nature of the roles where we compete for talent in a highly competitive market, the Committee considered healthcare technology and SaaS-based software solutions providers with market capitalizations of 0.5x to 3.5x or revenue of 0.5x to 3x, in each case compared to us at the time of approval. With input and advice from Aon, the Committee removed Cerner Corporation from the peer group for purposes of 2023 compensation due to its acquisition, and added Dropbox, Inc. Accordingly, based on recommendations of Aon and the additional factors described above, the Committee used the following peer group in 2023:

•AUTODESK, INC. •DATADOG, INC. •DEXCOM, INC. •DOCUSIGN, INC. •DROPBOX, INC. •HUBSPOT, INC.	•ILLUMINA, INC. •INTUITIVE SURGICAL, INC. •OKTA, INC. •RESMED INC. •RINGCENTRAL, INC.	•SPLUNK INC. •TWILIO INC. •VEEVA SYSTEMS INC. •WORKDAY, INC. •ZENDESK. INC.

The Compensation Committee reviews the peer group annually and removes companies that it no longer believes are comparable and, to the extent applicable, adds new comparable companies that have disclosed public information that the Committee can use to form comparisons, including compensation paid by companies in our peer group to executives in positions comparable to those held by our executive officers.
Aon provides the Compensation Committee with market data on a role-specific basis and for similar job levels. This data helps inform policy direction although the Committee does not use any specific percentile, retaining the discretion to position pay for each role based on a particular executive officer’s individual contribution, professional experience and potential growth. We believe our compensation levels and mix are appropriate given our size and allow us to compete effectively for talent while aligning executive officer incentives tightly with those of our stockholders.
While we compete for executive talent to some degree with companies that have revenues significantly in excess of those represented in the surveys and peer group, we believe that the companies represented in the surveys and peer group similarly compete with such larger companies and hence are an appropriate comparison for our market.
Elements of compensation
Base salaries
We provide a base salary as a fixed source of compensation for the named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of annual performance bonuses based on achievement of short-term goals and long-term equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
Initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, comparable market data and prior salary level. Thereafter, the Compensation Committee generally reviews, and adjusts as necessary, base salaries for each of our executive officers, at a minimum annually. The Committee generally reviews a range of market data as a reference for executive officer cash compensation, based on the data provided by Aon. The Committee applies its best business judgment in determining the level of salary appropriate to compensate the existing named executive officers to motivate and retain them and to hire new executive officers, when and as required.

2024 Proxy Statement	Teladoc Health	39

Executive compensation

Additionally, in setting base salary levels, the Compensation Committee considers a range of factors, including:
•the individual’s anticipated responsibilities and experience, and cash compensation for similarly situated executives at our peer group companies
•the Committee members’ collective experience and knowledge in compensating similarly situated individuals at other companies
•the value of the executive officer’s existing equity awards
•a general sense of internal pay equity among our executive officers
The Compensation Committee annually reviews the base salaries of our executive officers against data received from Aon and may, based upon and following receipt of the advice of Aon, the recommendations of the CEO and of our Chief People Officer (other than with respect to their own respective base salaries) and in consultation with the Board, adopt certain market-based adjustments to take effect for the remainder of that year. Based upon these considerations, the Committee increased the annual base salaries of our named executive officers for 2023, effective March 1, 2023. The base salaries of Messrs. Kornwasser and Waters were established in connection with their commencement of employment with us in October 2022 and July 2022, respectively, and therefore the Committee did not adjust their base salaries in 2023. The table below sets forth the annual base salaries during 2022 and 2023 for each named executive officer.

Name	2022 Base salary ($)	2023 Base salary (Effective March 1, 2023) ($)	Percentage increase
Jason Gorevic	700,000	777,000	11.0%
Mala Murthy	500,000	520,000	4.0%
Laizer Kornwasser	500,000	500,000	—
Michael Waters	470,000	470,000	—
Adam C. Vandervoort	430,000	450,000	4.7%

For Mr. Gorevic, the Committee determined, based on the recommendation of Aon, that in order to maintain a competitive cash compensation package approximating the median of our peer group, his base salary should be increased to $777,000.
In 2024, the Compensation Committee considered the most recently available competitive market data on a job specific basis, the general market trends and budget at the company as provided by Aon. The following increases to annual base salaries for the named executive officers were approved for 2024, effective March 1, 2024, as noted in the table below.

Name	2024 Base salary (Effective March 1, 2024) ($)		Percentage increase
Jason Gorevic	800,000		3.0%
Mala Murthy	530,000	(1)	1.9%
Laizer Kornwasser	515,000		3.0%
Michael Waters	485,000		3.2%
Adam C. Vandervoort	470,000		4.4%
(1)In connection with her appointment as interim CEO and Principal Financial Officer on April 5, 2024, her salary for the interim CEO and Principal Financial Officer role was increased to approximately $750,008.

40	Teladoc Health	2024 Proxy Statement

Executive compensation

Cash bonuses
To maintain a competitive compensation program, in addition to base salaries, we also provide compensation in the form of annual cash bonuses. To ensure total cash compensation falls within the competitive range, the Compensation Committee established target incentive levels based on a review of the market data, internal job leveling comparison and the percentage of pay it aims to link to performance. The actual payouts under the plan are tied to specific performance goals that are established at the start of the fiscal year based on the Board-approved annual operating plan. The named executive officers are eligible to receive a cash bonus equal to a percentage of their base salary based on, among other factors, the achievement of corporate financial goals and operational objectives and subject to the discretion of the Committee. The percentage of each named executive officer’s base salary that constituted their target cash bonus amount remained unchanged in 2023 from 2022. After the year is complete, the Compensation Committee also reviews the named executive officer’s individual performance and, after considering the recommendations made by the CEO (other than with respect to their own performance), the Committee may apply an individual performance factor to determine the final bonus award amount. The Committee believes that the use of performance-based cash bonuses helps motivate our employees, including the named executive officers, to achieve our short-term financial and operational objectives, while making progress towards our longer-term growth and other goals.
In 2023, each of our named executive officers was provided with a target cash bonus amount, determined based on performance and job level, established as a percentage of such named executive officer’s base salary as set forth in the table below.

Name	Bonus target (% of base salary)
Jason Gorevic	120%
Mala Murthy	75%
Laizer Kornwasser	100%
Michael Waters	75%
Adam C. Vandervoort	55%
For 2023, the overall amount of the cash bonus pool available for the Company was determined based on the achievement of certain financial and corporate health metrics. The Compensation Committee determined to reduce the relative weighting of revenue and to increase the relative weighting of adjusted EBITDA, consistent with our focus on balanced growth and profitability, The Committee determined the metrics to be weighted as follows:

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Executive compensation

Once the amount of the overall bonus pool was determined, the individual bonus amounts for each of our named executive officers other than Mr. Gorevic were determined based on a combination of the corporate performance measures described above and department-specific objectives as described below. The targets for the corporate performance measures shown below were based on our 2023 annual operating plan and are at or above the high point of the full year outlook we provided for 2023. The portion of the annual bonus based on corporate and department performance may range from zero to a maximum of no more than 200% of the target bonus. Mr. Gorevic’s bonus was based entirely on the corporate performance measures, and 60% of the bonuses of the other named executive officers were based on such corporate performance measures. In 2024, the Compensation Committee determined that these corporate performance goals for 2023 had been achieved at 89.7% of target, as described below:

Metric ($ million)	Threshold	Target	Maximum	2023 Performance	Achievement
Revenue	$2,407	$2,674	$2,942	$2,602	73%
Adjusted EBITDA (excluding bonus)(1)	$307	$413	$519	$392	80%
Corporate Health(2)
Employee Voluntary Attrition	23%	19%	15%	12%	200%
Diverse Leadership Team	20%	28%	36%	29%	106%
Engagement Survey	68%	76%	84%	77%	116%
(1)Adjusted EBITDA consists of net loss before interest income; interest expense; other (income) expense, net, including foreign exchange gains or losses; provision for income taxes; depreciation; amortization; goodwill impairment; stock-based compensation; restructuring costs; and acquisition, integration, and transformation costs. For compensation purposes, adjusted EBITDA also excludes cash bonus amounts paid. Acquisition, integration, and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management and enterprise resource planning systems. In setting the 2023 target performance levels for adjusted EBITDA for purposes of the 2023 bonus, the Compensation Committee included certain pre-established adjustments to adjusted EBITDA for costs related to the 2023 bonuses. For a full reconciliation of Net Loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, as defined for compensation purposes, please see Annex A..
(2)Corporate health consists of three measures intended to improve our human capital management practices. 7% was based on lowering voluntary attrition by employees, 7% was based on building a more diverse leadership team, and 6% was focused on driving employee satisfaction as measured through our engagement survey.
For each of the named executive officers other than Mr. Gorevic, the remaining 40% of his or her bonus was determined based in part on the Company’s operational shared objectives and key results (“OKRs”) and in part on department-specific objectives, in each case that were established at the start of the fiscal year based on the Board-approved annual operating plan. The OKRs consisted of 15 key results, which are not disclosed due to competitive reasons, that measure the Company’s operational performance across four objectives: becoming the partner of choice for clients (30%); accelerating growth of enrollees and utilization of the Company’s whole person care experience (30%); delivering and demonstrating superior outcomes (30%); and making the Company one that can attract and retain the diverse talented people needed for the Company to grow (10%). The department-specific metrics for Ms. Murthy and Messrs. Waters and Vandervoort included budget performance relative to plan, and the metrics for Mr. Kornwasser included Teladoc Health Integrated Care segment bookings and combined Integrated Care and BetterHelp segment bonus margin. The table below sets forth the specific metrics and weighting applicable to each of the named executive officers other than Mr. Gorevic to determine the department-specific component of his or her bonus:

Name	Performance Metric	Weight	Achievement
Mala Murthy	OKRs	60%	92%
	Budget	40%	112%
Laizer Kornwasser	Integrated Care Bookings	40%	109%
	OKRs	30%	92%
	Combined Segment (Integrated Care and BetterHelp) Bonus Margin	30%	93%
Michael Waters	OKRs	60%	92%
	Budget	40%	112%
Adam C. Vandervoort	OKRs	60%	92%
	Budget	40%	112%

42	Teladoc Health	2024 Proxy Statement

Executive compensation

In 2024, the Compensation Committee reviewed our performance against our 2023 corporate and department objectives and the individual named executive officer’s performance. The achievement levels described above would have resulted in total payments that exceeded the overall cash bonus pool available as determined based on the corporate performance goals. Therefore, the Committee proportionally reduced the bonus amounts for each named executive officer other than Mr. Gorevic in order to limit the total bonus payments to the size of the cash bonus pool and determined to pay our named executive officers the bonuses shown in the table below for 2023 performance. For each named executive officer other than Mr. Gorevic, the Committee took into account each executive officer’s performance, significant contributions to Teladoc Health’s results in 2023 and expected future contributions, as well as a review of competitive market data and the advice and information received from Aon, including the scope and breadth of the benchmarked positions, when considering potential individual performance outcomes.

Name	Bonus target (% of base salary)	2023 Cash bonus (% of target amount)	2023 Cash bonus ($)
Jason Gorevic	120%	89.7%	836,363
Mala Murthy	75%	106.4%	415,000
Laizer Kornwasser	100%	93.0%	465,000
Michael Waters	75%	90.8%	320,000
Adam C. Vandervoort	55%	91.3%	226,000
Equity awards
We believe that providing long-term incentives in the form of equity awards encourages the named executive officers to take a long-term outlook and provides them with an incentive to manage Teladoc Health from the perspective of an owner with an equity stake in the business. By providing opportunities for the named executive officers to benefit from our future successes through the appreciation of the value of their equity awards, the Compensation Committee believes that equity awards align the named executive officers’ interests and contributions with the long-term interests of our stockholders. In addition, the Committee believes that offering meaningful equity ownership is helpful in retaining the named executive officers and other key employees and reinforces our commitment to pay for performance and in support of our company-wide ownership culture. The Committee generally uses a range of market data relating to our peer companies as a reference in determining initial equity grants upon hire and then annually thereafter but retains discretion to make adjustments as it deems appropriate, including to provide competitive compensation levels, align the interests of named executive officers with those of stockholders or encourage retention. Awards are issued pursuant to our equity plans, which include the Teladoc Health, Inc. 2023 Incentive Award Plan (the “2023 Incentive Award Plan”) and the Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan (the “2023 Inducement Plan”). Previously, awards were issued pursuant to the Teladoc Health, Inc. 2015 Incentive Award Plan (as amended and restated effective May 25, 2017, the “2015 Incentive Award Plan”), the Teladoc Health, Inc. 2017 Employment Inducement Incentive Award Plan (as amended on July 11, 2017, the “2017 Inducement Plan”) and the Teladoc Health, Inc. Livongo Acquisition Incentive Award Plan (the “2020 Incentive Award Plan”).
At the time of hire, executive officers are generally granted RSUs, and in some cases may also be granted stock options. The size and precise terms of the grants are determined at the time of hire of the individual executive officer, taking into account the anticipated role, his or her qualifications, experience, comparable market data and prior compensation level. The Compensation Committee believes that initial grants of equity in the form of RSUs promote the retention of executives while the stock options, which have value only if our common stock appreciates after the date of grant, also serve to align the interests of executive officers to our stockholders. The vesting for RSUs generally occurs over a three-year period, with one-third of the award vesting on the first anniversary of the date of grant, and then in eight substantially equal quarterly installments over the subsequent two years. The vesting for stock options generally occurs over a four-year period, with 25% of the award vesting on the first anniversary of the grant date and the remainder vesting in 36 substantially equal monthly installments thereafter. The vesting of RSUs and stock options is subject to an executive officer’s continued provision of services to us through each applicable vesting date. Our stock options may be intended to qualify as incentive stock options to the extent permissible under applicable provisions of the Code.

2024 Proxy Statement	Teladoc Health	43

Executive compensation

On an ongoing basis, the Compensation Committee generally grants long-term equity incentive awards on an annual basis during the first quarter of the year. Accordingly, based upon the Compensation Committee’s review of competitive market data and taking into account the range of factors described above in connection with base salaries and the advice and information received from Aon and the CEO (except with respect to their own awards), the Committee made grants of equity-based awards to each of our named executive officers in March 2023. The Committee determined that, based on the target number of shares of our common stock that could be earned, the annual equity grants to each of our named executive officers would be comprised 50% of RSUs that vest based on continued service and 50% of RSUs that vest based on performance measures (“PSUs”). The Committee chose this allocation of equity for the long-term awards for our named executive officers because the RSU awards that vest based on continuous employment and the passage of time promote the retention of executive officers, while the PSUs align our executive officers’ interests with those of our stockholders by tying the ultimate payout to performance metrics that these named executive officers have the potential to meaningfully influence. The PSUs also reinforce the alignment with stockholder value creation over time, our pay for performance culture and are responsive to stockholder feedback that we have garnered in our direct engagement
The vesting for the RSUs occurs over a three-year period, with one-third of the award vesting on the first anniversary of the date of grant, and then in eight substantially equal quarterly installments over the subsequent two years.
In order to further align the interests of our executive officers with our stockholders, to increase focus on long-term strategic goals and to differentiate the equity awards from our annual cash bonus program, 60% of the PSUs granted in 2023 focus on long-term metrics (up from 40% in 2022). The PSU metrics are spread across three years in order to incentivize executives for performance in both the short-term and long-term. The grants of PSUs made in 2023 to our named executive officers provide a target number of shares of our common stock that would be earned at the end of a specified performance period based on performance measures (in each case not including the effects of any significant acquisition):
•40% of the target number of shares would be earned if our adjusted EBITDA for 2023 achieved its target (“EBITDA PSUs”)
•40% of the target number of shares would be earned if our revenue for 2024 achieved its target (“Revenue PSUs”)
•20% of the target number of shares would be earned if our net income for 2025 achieved its target (“Net Income PSUs”)
The Compensation Committee determined to cap the target number of EBITDA PSUs or Revenue PSUs that could be earned for performance above the maximum level at 200%. The Committee’s determination to add net income as a metric for the PSUs granted in 2023 reflects our commitment to a balanced approach to top and bottom-line growth. The achievement of the Net Income PSU goal is binary: if the goal is achieved, 125% of the target number of Net Income PSUs will be earned, otherwise no Net Income PSUs will be earned.
One-third of any earned EBITDA PSUs would vest on March 1, 2024 and the remaining two-thirds would vest in eight substantially equal quarterly installments over the subsequent two years.
The Compensation Committee determined to use adjusted EBITDA targets for both the annual cash bonuses as well as the PSU awards in order to emphasize our strategy to achieve profitability. The adjusted EBITDA target was also based on our 2023 annual operating plan and is above the high point of the full year outlook we provided for 2023, and unlike the adjusted EBITDA target for the 2023 cash bonus, is not adjusted for bonus costs. Further, the Committee determined to use a one-year performance period for adjusted EBITDA to align executive compensation with our focus on profitability in the short term, whereas the Net Income PSUs emphasize profitability in the longer term. In 2024, the Compensation Committee determined that adjusted EBITDA performance had been achieved at approximately 85% of target, as described below.

Metric ($ million)	Threshold	Target	Maximum	Performance	Achievement
2023 Adjusted EBITDA	$247	$342	$438	$328	85%
Two-thirds of any earned Revenue PSUs would vest on March 1, 2025 and the remaining one-third would vest in four substantially equal quarterly installments over the subsequent year. Any earned Net Income PSUs vest on March 1, 2026. Because the performance periods for the Revenue PSUs and Net Income PSUs have not yet been completed, the Committee has not yet made any determination with respect thereto. For competitive reasons, we do not disclose the forward-looking performance levels for the Revenue PSUs and Net Income PSUs, but we believe they are challenging and require substantial achievement. We intend to disclose such levels following the conclusion of the applicable performance period.

44	Teladoc Health	2024 Proxy Statement

Executive compensation

As a result of this achievement, each of our named executive officers earned the following PSUs in 2023:

Name	2023 EBITDA PSUs
Jason Gorevic	63,393
Mala Murthy	31,696
Laizer Kornwasser	28,527
Michael Waters	25,357
Adam C. Vandervoort	18,067
The equity-based awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances, as described below in the section titled “— Employment, Severance and Change in Control Arrangements.”
The table below sets forth the RSUs and target number of PSUs granted to our named executive officers during 2023. The size of the equity awards granted to these named executive officers was determined based on the Compensation Committee’s analysis of the factors described above. No stock options were granted to any of our named executive officers in 2023.

Name	Number of RSUs granted in 2023	Target number of PSUs granted in 2023
Jason Gorevic	186,012	186,012
Mala Murthy	93,006	93,005
Laizer Kornwasser	83,705	83,705
Michael Waters	74,405	74,405
Adam C. Vandervoort	53,013	53,013

Retirement, health, welfare and additional benefits
Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our named executive officers may participate, subject to limits imposed by the Code, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants who have completed 12 months of service in the 401(k) plan up to 4% of eligible annual compensation. All matching contributions are fully vested when made. The Teladoc Health, Inc. 2015 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) also permits eligible employees to purchase common stock at a discount through payroll deductions during defined offering periods.
Employment agreements
We consider maintenance of a strong management team essential to our success. To that end, we recognize that the uncertainty that may exist among management with respect to their “at-will” employment with us could result in the departure or distraction of management personnel to our detriment. Accordingly, our Board and the Compensation Committee have determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of our management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of our named executive officers has entered into an employment agreement or an executive severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. We have also adopted a Level 14 Severance Plan (the “Severance Plan”) under which certain of our employees who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with us are eligible for severance payments and benefits in connection with a qualifying termination of employment. These arrangements are described below under “— Potential Payments upon Termination or Change in Control.”

2024 Proxy Statement	Teladoc Health	45

Executive compensation

Tax implications
Our Compensation Committee may take into consideration the accounting and tax treatment of the compensation and benefit arrangements for of our named executive officers. These considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.
Accounting considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718—Stock Compensation. Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

46	Teladoc Health	2024 Proxy Statement

Executive compensation

Compensation policies and practices
Stock ownership guidelines
We encourage our executive officers and directors to purchase shares of our common stock and to maintain a minimum ownership level during their tenure to foster alignment with our investing stockholders. To reinforce this objective, we have adopted minimum stock ownership guidelines for certain of our executive officers and all of our non-employee directors. Pursuant to those guidelines, the individuals in the positions listed below must hold a number of shares of our common stock equal to the multiples specified below.

Position	Stock ownership requirement	Compliance period
Chief Executive Officer	3x Base Salary	By the fifth anniversary after appointment
Chief Operating Officer and President, Enterprise Growth and Global Markets	2x Base Salary
All other executive officers	1x Base Salary
Non-employee directors	3x Annual Board Cash Retainer
Insider trading policy
We maintain an Insider Trading Compliance Policy that applies to all securities issued by us. Our officers, directors and employees are prohibited from engaging in hedging transactions, including purchasing our stock on margin or engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of our equity securities. The policy also prohibits pledging our stock as collateral to secure loans.
Clawback policy
The Board has adopted an Incentive-Based Compensation Recovery Policy that complies with the new SEC rules and NYSE listing standards and that applies to each of our current and former executive officers. Under the policy, recoupment of certain incentive-based compensation in the form of cash and/or equity would be generally required in the event we restate our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In the event of such restatement, the policy provides for the recoupment of excess incentive-based compensation received by the executive officer during the three years prior to the restatement that was granted, earned or vested based wholly or in part upon the attainment of any erroneous financial reporting measure. A copy of the policy is publicly filed with our Annual Report on Form 10-K.
Compensation committee report
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Thomas G. McKinley (Chairman)
J. Eric Evans
David L. Shedlarz
David B. Snow, Jr.

2024 Proxy Statement	Teladoc Health	47

Compensation tables
2023 summary compensation table

Name and principal position	Year	Salary ($)	Bonus ($)		Stock awards(1) ($)	Option awards(1) ($)	Non-equity incentive plan compensation(2) ($)	All other compensation ($)		Total ($)
Jason Gorevic* Former chief executive officer	2023	764,167	—		10,000,006	—	836,363	13,200	(3)	11,613,736
	2022	695,833	—		10,000,020	—	168,000	12,200		10,876,053
	2021	654,167	—		10,000,131	—	972,000	11,600		11,637,898
Mala Murthy* Interim chief executive officer and principal financial officer	2023	516,667	—		4,999,975	—	415,000	13,200	(3)	5,944,842
	2022	493,333	—		6,799,959	2,399,973	243,800	12,200		9,949,265
	2021	454,167	—		3,249,841	—	415,000	11,600		4,130,608
Laizer Kornwasser President, enterprise growth and global markets	2023	500,000	—		4,499,980	—	465,000	—		5,464,980
	2022	94,697	550,000	(4)	6,999,992	—	500,000	—		8,144,689
Michael Waters Chief operating officer	2023	470,000	—		4,000,012	—	320,000	7,833	(3)	4,797,845
	2022	205,625	775,000	(4)	5,000,013	—	352,500	—		6,333,138
Adam C. Vandervoort Chief legal officer and secretary	2023	446,667	—		2,849,978	—	226,000	13,200	(3)	3,535,845
	2022	425,000	—		3,349,988	1,339,995	153,700	12,200		5,280,883
	2021	394,167	—		2,499,978	—	245,000	11,600		3,150,745
*       Ms. Murthy, who served as our Chief Financial Officer for all of fiscal 2023, became our interim Chief Executive Officer and Principal Financial Officer on April 5, 2024, replacing Mr. Gorevic.
(1)Represents the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. For additional information about these awards, please see Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024. The maximum possible value of the PSUs granted in 2023, based on the closing price per share of our common stock on the date they were granted, was as follows:

Name	Maximum possible value of the 2023 PSUS ($)
Jason Gorevic	9,250,026
Mala Murthy	4,624,946
Laizer Kornwasser	4,162,476
Michael Waters	3,700,005
Adam C. Vandervoort	2,636,229
For additional information regarding the stock-based awards granted to the named executive officers in 2023, refer to the “2023 Grants of Plan-Based Awards Table.”
(2)Amounts listed were earned under our annual cash incentive program.
(3)Represents company matching contributions to the named executive officer’s 401(k) plan account.
(4)Represents one-time signing bonus received upon commencement of employment.

48	Teladoc Health	2024 Proxy Statement

Compensation tables

2023 Grants of plan-based awards table

				Estimated future payouts under non-equity incentive plan awards (3)			Estimated future payouts under equity incentive plan awards(4)			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(5)
Name	Incentive plan(1)	Grant date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jason Gorevic	2015 Incentive award Plan	3/3/2023	(6)				—	186,012	344,123				5,000,003
	2015 Incentive award plan	3/3/2023	(7)							186,012			5,000,003
	Bonus program	—		—	932,400	1,864,800
Mala Murthy	2015 Incentive award plan	3/3/2023	(6)				—	93,005	172,059				2,499,974
	2015 Incentive award plan	3/3/2023	(7)							93,006			2,500,001
	Bonus program	—		—	390,000	780,000
Laizer Kornwasser	2015 Incentive award plan	3/3/2023	(6)				—	83,705	154,854				2,249,990
	2015 Incentive award plan	3/3/2023	(7)							83,705			2,249,990
	Bonus program	—		—	500,000	1,000,000
Michael Waters	2015 Incentive award plan	3/3/2023	(6)				—	74,405	137,649				2,000,006
	2015 Incentive award plan	3/3/2023	(7)							74,405			2,000,006
	Bonus program	—		—	352,500	705,000
Adam C. Vandervoort	2015 Incentive award plan	3/3/2023	(6)				—	53,013	98,074				1,424,989
	2015 Incentive award plan	3/3/2023	(7)							53,013			1,424,989
	Bonus program	—		—	247,500	495,000
(1)The award was granted under the 2015 Incentive Award Plan or our annual cash bonus program, as indicated in this column.
(2)Awards granted on March 3, 2023 were approved on February 16, 2023.
(3)The portion of the annual bonus based on corporate performance may range from zero to a maximum of no more than 200% of the target bonus. However, the individual component of each applicable named executive officer’s award is not based on achievement of any pre-established performance goals and may result in an award that exceeds the maximum shown here. Additional detail regarding the determination of cash bonuses is included above under “Compensation Discussion and Analysis — Elements of Compensation — Cash Bonuses.” Actual payments are set forth in the “Summary Compensation Table” above.
(4)The EBITDA PSUs and Revenue PSUs granted in 2023 may range from zero to a maximum of no more than 200% of the target number of shares, while the Net Income PSUs granted in 2023 may be zero or 125% of the target number of shares.
(5)Amounts in this column reflect the aggregate grant date fair value of awards granted during 2023 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating these amounts are included in Note 13 to our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 23, 2024.

2024 Proxy Statement	Teladoc Health	49

Compensation tables

(6)The PSU award is earned based on our attainment of adjusted EBITDA, revenue and net income targets. To the extent earned, (i) the EBITDA PSUs would vest as to one-third of any earned PSUs on March 1, 2024 and as to the remaining two-thirds in eight substantially equal quarterly installments over the subsequent two years, (ii) the Revenue PSUs would vest as to two-thirds of any earned PSUs on March 1, 2025 and as to the remaining one-third in four substantially equal quarterly installments over the subsequent year and (iii) the Net Income PSUs vest on March 1, 2026, in each case as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(7)The RSU award vests as to one-third on March 1, 2024 and the remaining two-thirds in eight substantially equal quarterly installments thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

50	Teladoc Health	2024 Proxy Statement

Compensation tables

2023 Outstanding equity awards at fiscal year-end table

			Option awards				Stock awards
Name	Grant date		Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Jason Gorevic	3/3/2023	(1)					186,012	4,008,559	—	—
	3/3/2023	(2)					—	—	37,202	801,703
	3/3/2023	(3)					—	—	74,405	1,603,428
	3/3/2023	(4)					74,405	1,603,428	—	—
	3/1/2022	(5)					28,075	605,016	—	—
	3/1/2022	(6)					—	—	6,738	145,204
	3/2/2021	(7)					7,648	164,814	—	—
	3/2/2021	(8)					2,915	62,818	—	—
	3/2/2021	(9)					5,782	124,602	—	—
	3/1/2018	(10)	169,893	—	38.55	3/1/2028
	3/3/2017	(10)	400,116	—	22.30	3/3/2027
	3/7/2016	(10)	383,649	—	12.21	3/7/2026
Mala Murthy	3/3/2023	(1)					93,006	2,004,279	—	—
	3/3/2023	(2)					—	—	18,601	400,852
	3/3/2023	(3)					—	—	37,202	801,703
	3/3/2023	(4)					37,202	801,703	—	—
	6/1/2022	(5)					12,264	264,289	—	—
	6/1/2022	(11)	70,534	70,542	32.62	5/31/2032
	3/1/2022	(5)					16,845	363,010	—	—
	3/1/2022	(6)					—	—	4,043	87,127
	3/2/2021	(7)					2,486	53,573	—	—
	3/2/2021	(8)					945	20,365	—	—
	3/2/2021	(9)					1,878	40,471	—	—
	6/24/2019	(10)	36,882	—	62.75	6/24/2019
Laizer Kornwasser	3/3/2023	(1)					83,705	1,803,843	—	—
	3/3/2023	(2)					—	—	16,741	360,769
	3/3/2023	(3)					—	—	33,482	721,537
	3/3/2023	(4)					33,842	721,537	—	—
	11/1/2022	(1)					161,588	3,482,221	—	—
Michael Waters	3/3/2023	(1)					74,405	1,603,428	—	—
	3/3/2023	(2)					—	—	14,881	320,686
	3/3/2023	(3)					—	—	29,762	641,371
	3/3/2023	(4)					29,762	641,371	—	—
	8/1/2022	(5)					79,237	1,707,557	—	—

2024 Proxy Statement	Teladoc Health	51

Compensation tables

Adam C. Vandervoort	3/3/2023	(1)					53,013	1,142,430	—	—
	3/3/2023	(2)					—	—	10,603	228,495
	3/3/2023	(3)					—	—	21,205	456,968
	3/3/2023	(4)					21,205	456,968	—	—
	6/1/2022	(11)	39,383	39,385	32.62	5/31/2032
	3/1/2022	(5)					9,405	202,678	—	—
	3/1/2022	(6)					—	—	2,257	48,638
	3/2/2021	(7)					1,912	41,204	—	—
	3/2/2021	(8)					730	15,732	—	—
	3/2/2021	(9)					1,446	31,161	—	—
	3/1/2018	(10)	14,058	—	38.55	3/1/2028
(1)One-third of the RSU award vests on March 1, 2024, with the remainder vesting in eight substantially equal quarterly installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(2)The PSU award is earned based on our attainment of a 2025 net income target and, to the extent earned, vests on March 1, 2026, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.” The PSU award may be zero or 125% of the target number of shares.
(3)The PSU award is earned based on our attainment of a 2024 revenue target and, to the extent earned, vests as to two-thirds of any earned PSUs on March 1, 2025 and as to the remaining one-third in substantially equal quarterly installments over the subsequent year, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(4)The PSU award was earned based on our attainment of a 2023 adjusted EBITDA target and vested as to one-third of any earned PSUs on March 1, 2024 and as to the remaining two-thirds in substantially equal quarterly installments over the subsequent two years, as described above in the section titled “Compensation Discussion and Analysis — Elements of Compensation — Equity awards,” and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(5)One-third of the RSU award vests on the first anniversary of the grant date, with the remainder vesting in eight substantially equal quarterly installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(6)The PSU award is earned based on our attainment of an adjusted EBITDA margin target over a three-year performance period ending on December 31, 2024 and, to the extent earned, vests on March 1, 2025, and subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(7)The RSU award vests in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(8)The PSU award was earned based on our attainment of adjusted EBITDA and annual recurring revenue synergies targets over a two-year period ending on December 31, 2022 and vested as to half of any earned PSUs on March 2, 2023 and as to the remaining half on March 2, 2024,, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(9)The PSU award was earned based on our attainment of a 2021 revenue target and vested as to one-third of any earned PSUs on March 2, 2022 and as to the remaining two-thirds in substantially equal annual installments over the subsequent two years, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(10)The option vests as to 25% of the total shares underlying the option on the first anniversary of the grant date and in substantially equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”
(11)The option vests as to one-third of the total shares underlying the option on the first anniversary of the grant date and in substantially equal monthly installments over the ensuing 24 months, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Potential Payments upon Termination or Change in Control.”

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Compensation tables

2023 Option exercises and stock vested table

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jason Gorevic	—	—	84,115	2,089,972
Mala Murthy	—	—	49,529	1,198,438
Laizer Kornwasser	—	—	80,794	1,345,220
Michael Waters	—	—	56,596	1,444,898
Adam C. Vandervoort	—	—	23,322	576,589
2023 Pension benefits
None of our named executive officers participated in any defined benefit pension plans in 2023.
2023 Nonqualified deferred compensation
None of our named executive officers participated in any non-qualified deferred compensation plans in 2023.
Potential payments upon termination or change in control
We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of Teladoc Health. The amount of compensation payable to each named executive officer in these situations is described below.
Employment, severance and change in control arrangements
Each of our named executive officers has entered into an employment or severance agreement that entitles the named executive officer to severance payments and benefits in the event of certain terminations of employment or upon a change in control of Teladoc Health. We have also adopted the Severance Plan under which certain of our employees who are not otherwise entitled to any severance pay or benefits or prior notice of employment termination (or pay in lieu of such prior notice) under any binding contract or agreement with us, are eligible for severance payments and benefits in connection with a qualifying termination of employment. If an eligible employee has entered into an employment or severance agreement that entitles him or her to severance payments and benefits that would be less favorable than such severance payments or benefits he or she would be entitled to under the Severance Plan, the Severance Plan will control.
Jason Gorevic
Our employment agreement with Mr. Gorevic was for an unspecified term and included an annual target bonus opportunity of at least 100% of his annual base salary. In addition, Mr. Gorevic was eligible to earn a potential bonus for over-performance of at least 150% of his annual base salary. As a result of Mr. Gorevic’s termination without cause on April 5, 2024, Mr. Gorevic became eligible for the severance benefits described below.
Under his employment agreement, upon his termination by us without cause or his resignation for good reason, subject to his timely executing a release of claims in our favor, he would have been entitled to receive:
•18 months of continued base salary and life insurance
•any earned but unpaid bonus for the year prior to the year of termination
•up to 18 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a pro rata portion of the bonus he would have earned for the year of termination

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•accelerated vesting of time-based equity awards scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period
Under his employment agreement, upon his termination by us without cause or his resignation for good reason, in either case within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic would have been entitled to receive the following in lieu of the severance benefits described above:
•a lump-sum payment equal to 150% of his base salary plus target bonus opportunity
•any earned but unpaid bonus for the year prior to the year of termination
•18 months of continued life insurance
•up to 18 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a pro rata portion of the bonus he would have earned for the year of termination
•accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied
Mr. Gorevic’s employment agreement contains restrictive covenants pursuant to which he has agreed to refrain from competing with us or soliciting our employees or customers for a period of 18 months following his termination of employment, provided that he may perform services for competitors with multiple lines of business if he (i) does not participate in any material respect in the competing business and, (ii) if multiple lines of business report to him, any competing business lines account for less than 15% of the net revenue over the prior year for the business lines reporting to him.
For purposes of Mr. Gorevic’s employment agreement:
•“Cause” generally means, subject to certain notice requirements and cure rights, Mr. Gorevic’s: (i) willful and continued failure to substantially perform his duties to us (other than any such failure resulting from his incapacity due to disability), after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; (ii) willful engaging in misconduct that is significantly injurious to us, monetarily, in reputation or otherwise, including any conduct that is in violation of our written employee workplace policies; or (iii) commission of any felony, or any crime involving dishonesty in respect to our business and affairs.
•“Good reason” generally means, subject to certain notice requirements and cure rights, a material reduction in the amount of Mr. Gorevic’s base salary, target bonus or duties, responsibilities or authority, the cessation of his service on the Board, a requirement that he relocate his residence or principal place of employment outside of the New York City metropolitan area, our material breach of his employment agreement or, if, in connection with or following a change in control, our common stock ceases to be publicly traded on a national securities exchange (unless Mr. Gorevic is the Chief Executive Officer of the ultimate parent entity or successor in such change in control and the common stock of such parent entity or successor is publicly traded).
Mala Murthy and Adam C. Vandervoort
We have entered into executive severance agreements with each of Ms. Murthy and Mr. Vandervoort. In the event that either of them is terminated by us without cause or she or he resigns for good reason, subject to her or his timely executing a release of claims in our favor, she or he is entitled to receive:
•continued base salary for 12 or six months for Ms. Murthy or Mr. Vandervoort, respectively
•any earned but unpaid bonus for the year prior to the year of termination
•premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected, for up to 12 or six months for Ms. Murthy or Mr. Vandervoort, respectively
•accelerated vesting of her or his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period
If either Ms. Murthy or Mr. Vandervoort is terminated by us without cause or she or he resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to her or his timely executing a release of claims in our favor, she or he is entitled to receive the following in lieu of the severance benefits described above:

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Compensation tables

•12 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•a lump-sum payment equal to 100% of the target bonus payment for the year of termination
•a pro rata portion of the bonus she or he would have earned for the year of termination
•accelerated vesting of her or his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied
For purposes of the agreements, “cause” has substantially the same meaning as in Mr. Gorevic’s employment agreement. “Good reason” generally means, subject to certain notice requirements and cure rights, a material reduction in the amount of her or his base salary, target bonus or duties, responsibilities or authority, a requirement that she or he relocate her principal place of employment outside of a specified metropolitan area, failure to obtain an agreement from any successor to our business to assume the agreement, or our material breach of her or his agreement.
The agreements also contain restrictive covenants pursuant to which each of Ms. Murthy and Mr. Vandervoort has agreed to refrain from competing with us or soliciting our employees or customers following her or his termination of employment for a period of 12 months.
Laizer Kornwasser
Mr. Kornwasser is also eligible to participate in our Severance Plan, provided that he is entitled to certain additional benefits pursuant to his employment agreement.
If Mr. Kornwasser is terminated by us for convenience within the first 18 months of employment, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the Severance Plan:
•12 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•a lump-sum payment equal to 100% of his target annual bonus for the year of termination
•up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•accelerated vesting of his time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period
In the event that Mr. Kornwasser is terminated by us for convenience upon or following the first 18 months of employment, other than on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the Severance Plan:
•continued base salary for 12 months
•any earned but unpaid bonus for the year prior to the year of termination up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected accelerated vesting of his time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period
In the event Mr. Kornwasser is terminated by us for convenience upon or following the first 18 months of employment, on the date of or within 12 months following a change in control, he is entitled to receive the following pursuant to the Severance Plan, as modified by his employment agreement:
•12 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•a lump-sum payment equal to 100% of his target annual bonus for the year of termination
•up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied

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Compensation tables

For purposes of his employment agreement, “cause” has substantially the same meaning as in Mr. Gorevic’s employment agreement. Mr. Kornwasser has also agreed to refrain from competing with us or soliciting our employees or interfering with our customers following his termination of employment for a period of 12 months.
Michael Waters
Mr. Waters is also eligible to participate in our Severance Plan, provided that he is entitled to certain additional benefits pursuant to his employment agreement.
In the event that he resigns for good reason or is terminated by us due to the elimination of his job position (excluding a termination of employment due to death or disability or for cause), in each case other than on the date of or within 12 months following a change in control, subject to his timely executing a release of claims in our favor, he is entitled to receive the following in lieu of the severance benefits described in the Severance Plan:
•continued base salary for six months
•any earned but unpaid bonus for the year prior to the year of termination
•up to six months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period
In the event Mr. Waters resigns for good reason or is terminated by us for any reason other than for death, disability or cause, in each case on the date of or within 12 months following a change in control, he is entitled to receive the following in lieu of the severance benefits described in the Severance Plan:
•12 months of continued base salary
•any earned but unpaid bonus for the year prior to the year of termination
•a lump-sum payment equal to 100% of his target annual bonus for the year of termination
•up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected
•accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied
For purposes of Mr. Water’s employment agreement, “Cause” generally means, subject to certain notice requirements and cure rights, Mr. Waters’: (i) commission of a crime, misdemeanor, or felony that has resulted, or we believe could be expected to result, in any economic or reputational injury to us; (ii) dishonesty, incompetence, misconduct, any breach of fiduciary duty owed to us, or failure to perform duties or directives assigned by us; (iii) material breach of this employment agreement or any other agreement entered into between Mr. Waters and us or any of our subsidiaries or affiliates, or any written policy; (iv) conduct that brings or is reasonably likely to bring us negative publicity or into public disgrace, embarrassment, or disrepute or causes, or could reasonably be expected to cause, damage to our property, goodwill, reputation or business; (v) failure to comply with any applicable policy including our policies prohibiting harassment, discrimination, or intimidation; or (vi) failure to perform his duties, provided, however, that such duties are consistent with the provisions of his employment agreement.
Mr. Waters has also agreed to refrain from competing with us or soliciting our employees or interfering with our customers following his termination of employment for a period of 12 months.
In addition, our former Chief Innovation Officer, Dr. Claus T. Jensen, PhD, resigned for good reason during 2023. For details regarding the terms of Dr. Jensen’s departure from the Company, please refer to our Current Report on Form 8-K, which was filed with the SEC on November 8, 2023.

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Compensation tables

PSU awards
The grants of PSUs made to our named executive officers in 2023 provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. One-third of the earned EBITDA PSUs would have vested on the change in control date and the remaining two-thirds would have vested in substantially equal quarterly installments over the two-year period following the change in control date. Two-thirds of the earned Revenue PSUs will vest on the change in control date and the remaining one-third will vest in substantially equal quarterly installments over the one-year period following the change in control date. The earned Net Income PSUs will vest on the change in control date.

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Compensation tables

Quantification of potential payments upon termination or a change in control
The following table shows potential payments to our named executive officers under the various severance and other arrangements and agreements that were in effect on December 31, 2023, for various scenarios involving a change in control or termination of employment, assuming a December 31, 2023, termination or transaction date and, where applicable, using the closing price of our common stock of  $21.55 (as reported on the NYSE as of December 29, 2023, the last trading day of the year).

	Form of payment
Name/Triggering event	Cash severance ($)(1)	Benefit continuation ($)	Life insurance ($)	Equity awards ($)(2)	Total ($)
Jason Gorevic
Involuntary termination(3)	2,001,863	49,440	324	3,971,406	6,023,033
Change in control(4)	—	—	—	3,107,219	3,107,219
Termination in connection with change in control(5)	3,400,463	49,440	324	9,518,279	12,968,506
Mala Murthy
Involuntary termination(6)	520,000	23,183	—	1,467,404	2,010,587
Change in control(4)	—	—	—	1,611,665	1,611,665
Termination in connection with change in control(7)	1,325,000	23,183	—	5,080,267	6,428,450
Laizer Kornwasser
Involuntary termination(8)	1,000,000	36,314	—	3,151,838	4,188,152
Change in control(4)	—	—	—	1,136,876	1,136,876
Termination in connection with change in control(9)	1,000,000	36,314	—	7,073,319	8,109,633
Michael Waters
Involuntary termination(10)	235,000	11,542	—	1,383,596	1,630,138
Change in control(4)	—	—	—	1,010,571	1,010,571
Termination in connection with change in control(11)	822,500	23,085	—	4,899,656	5,745,241
Adam C. Vandervoort
Involuntary termination(6)	225,000	18,277	—	807,371	1,050,648
Change in control(4)	—	—	—	914,577	914,577
Termination in connection with change in control(7)	923,500	36,555	—	2,759,688	3,719,743
(1)Because this table assumes the given event occurred on December 31, 2023, the amounts shown in this column reflect the full 2023 bonuses. Actual bonus payments in the given circumstances would be prorated based on the portion of the year elapsed on date the event occurred.
(2)For stock options, reflects the excess of the market price of  $21.55 of our common stock on December 29, 2023, the last trading day of the year, over the exercise price of the stock option, multiplied by the number of unvested shares that vest upon the given event. For RSUs and PSUs, reflects the market price of  $21.55 of our common stock on December 29, 2023, multiplied by the number of unvested shares that vest upon the given event.
(3)Under Mr. Gorevic’s employment agreement, upon his termination by us without cause or his resignation for good reason, subject to his timely executing a release of claims in our favor, he would have been entitled to receive: (i) 18 months of continued base salary and life insurance; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 18 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a pro rata portion of the bonus he would have earned for the year of termination; and (v) accelerated vesting of time-based equity awards that were scheduled to vest within 12 months following the date of termination and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period. This table shows the amounts he would have received upon a termination on December 31, 2023, as required by the proxy disclosure rules, rather than upon his actual termination on April 5, 2024.

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(4)The grants of PSUs made to the named executive officers provide that, if a change in control occurs on or prior to the last day of the applicable performance period, the PSUs will be earned at the level that is the greater of  (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. One-third of the earned EBITDA PSUs will vest on the change in control date and the remaining two-thirds will vest in substantially equal quarterly installments over the two-year period following the change in control date. Two-thirds of the earned Revenue PSUs will vest on the change in control date and the remaining one-third will vest in substantially equal quarterly installments over the one-year period following the change in control date. All of the earned Net Income PSUs will vest on the change in control date. The achievement of the Net Income PSU goal is binary: if the goal is achieved, 125% of the target number of Net Income PSUs will be earned, otherwise no Net Income PSUs will be earned. In 2022, the Compensation Committee granted PSUs to our then-serving named executive officers that would be earned if our adjusted EBITDA margin over a three-year performance period achieved its target (“2022 EBITDA Margin PSUs”). All of the earned 2022 EBITDA Margin PSUs will vest on the change in control date. The amounts shown in this row for PSUs reflect vesting of one-third of the EBITDA PSUs that were actually earned by the named executive officer, two-thirds of the target number of Revenue PSUs, 125% of the target number of Net Income PSUs and, for Messrs. Gorevic and Vandervoort and Ms. Murthy, the target number of 2022 EBITDA Margin PSUs.
(5)Under Mr. Gorevic’s employment agreement, upon his termination by us without cause or his resignation for good reason, in either case within 12 months following a change in control, subject to his timely executing a release of claims in our favor, Mr. Gorevic would have been entitled to receive: (i) a lump-sum payment equal to 150% of his base salary plus target bonus opportunity; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) 18 months of continued life insurance; (iv) up to 18 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; (v) a pro rata portion of the bonus he would have earned for the year of termination; and (vi) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to him in 2023 and the 2022 EBITDA Margin PSUs would become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2015 Incentive Award Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects vesting of all the EBITDA PSUs that were actually earned by Mr. Gorevic in 2023, the target number of Revenue PSUs, 125% of the target number of Net Income PSUs, the target number of 2022 EBITDA Margin PSUs and the vesting of PSUs that the Compensation Committee granted prior to 2023 to Mr. Gorevic that were earned prior to 2023.
(6)In the event that the named executive officer is terminated by us without cause or he or she resigns for good reason, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) 12 months (for Ms. Murthy) or six months (for Mr. Vandervoort) of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 12 months (for Ms. Murthy) or six months (for Mr. Vandervoort) of continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iv) accelerated vesting of his or her time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period. The amount shown does not include 23,514 and 13,128 options for which the exercise price exceeded the market price of our common stock for Ms. Murthy and Mr. Vandervoort, respectively.
(7)In the event that the named executive officer is terminated by us without cause or he or she resigns for good reason, in either case in connection with, on the date of or within 12 months following a change in control, subject to his or her timely executing a release of claims in our favor, he or she is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; (iv) a lump-sum payment equal to 100% of the target bonus payment for the year of termination; (v) a pro rata portion of the bonus he or she would have earned for the year of termination; and (vi) accelerated vesting of his or her time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to him or her in 2023 and the 2022 EBITDA Margin PSUs would each become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2015 Incentive Award Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects vesting of all the EBITDA PSUs that were actually earned by the named executive officer in 2023, the target number of Revenue PSUs, 125% of the target number of Net Income PSUs, the target number of 2022 EBITDA Margin PSUs and the vesting of PSUs that the Compensation Committee granted prior to 2023 to Ms. Murthy and Mr. Vandervoort that were earned prior to 2023. The amount shown does not include 70,542 and 39,385 options for which the exercise price exceeded the market price of our common stock for Ms. Murthy and Mr. Vandervoort, respectively.
(8)If Mr. Kornwasser is terminated by us for convenience within the first 18 months of employment, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) a lump-sum payment equal to 100% of his target annual bonus for the year of termination; (iv) up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; and (v) accelerated vesting of his time-based equity awards that were scheduled to vest in the following 12 months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that 12-month period.
(9)In the event that Mr. Kornwasser resigns for good reason or is terminated by us for any reason other than for death, disability or cause, in each case on the date of or within 12 months following a change in control, he is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) a lump-sum payment equal to 100% of his target annual bonus for the year of termination; (iv) up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting

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conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to him in 2023 would become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2015 Incentive Award Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects vesting of all the EBITDA PSUs that were actually earned by Mr. Kornwasser in 2023, the target number of Revenue PSUs and 125% of the target number of Net Income PSUs.
(10)In the event that Mr. Waters resigns for good reason or is terminated by us due to the elimination of his job position (excluding a termination of employment due to death or disability or for cause), in each case other than on the date of or within 12 months following a change in control of the Company, subject to his timely executing a release of claims in our favor, he is entitled to receive: (i) six months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) up to six months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; and (iv) accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period.
(11)In the event that Mr. Waters resigns for good reason or is terminated by us for any reason other than for death, disability or cause, in each case on the date of or within 12 months following a change in control, he is entitled to receive: (i) 12 months of continued base salary; (ii) any earned but unpaid bonus for the year prior to the year of termination; (iii) a lump-sum payment equal to 100% of his target annual bonus for the year of termination; (iv) up to 12 months of premiums for continued medical, dental or vision coverage pursuant to COBRA, if elected; and (v) accelerated vesting of his time-based equity awards and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are thereafter satisfied. In addition, the awards of PSUs granted to him in 2023 would become earned as of the date of the change in control (or an earlier date determined by the administrator of the 2015 Incentive Award Plan), and the number of PSUs earned will equal the greater of (i) 100% of the target number of PSUs and (ii) the sum of the number of earned PSUs using our expected performance based on our then-current results. The amount shown in this row for PSUs reflects vesting of all the EBITDA PSUs that were actually earned by Mr. Waters in 2023, the target number of Revenue PSUs and 125% of the target number of Net Income PSUs.

60	Teladoc Health	2024 Proxy Statement

Compensation tables

CEO pay ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of Mr. Gorevic, our former Chief Executive Officer. We consider the pay ratio specified herein to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K. We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.
Mr. Gorevic had 2023 annual total compensation of  $11,613,736 as reflected in the 2023 Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2023 was $101,448, as determined in the same manner as the total compensation for Mr. Gorevic. Based on this information, for 2023, the estimated ratio of the median of the annual total compensation of all of our employees (other than our CEO) to the annual compensation of our CEO was 1 to 114.

Employee	2023 Annual total compensation ($)	Estimated pay ratio
Jason Gorevic, former Chief Executive Officer	11,613,736	1:114
Median employee, other than our CEO	101,448
As permitted under SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years, provided that there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2023 pay ratio disclosure. In accordance with SEC requirements, we determined that there have been no changes to the employee population or employee compensation arrangements in 2023 that would be significant to the pay ratio calculation. However, the median employee identified in 2022 is no longer employed by the Company. In accordance with SEC rules, we have replaced the 2022 median employee with an employee whose compensation is substantially similar. To identify the median employee from our employee population in 2022, we determined the annual total compensation of each of our employees as of December 31, 2022, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We considered all of our employees, including international employees and those working less than 40 hours per week.
Compensation risk assessment
Management conducted a risk assessment of our compensation plans and practices and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect. The objective of the assessment was to identify any compensation plans or practices that may encourage employees to take unnecessary risk that could threaten us. No such plans or practices were identified by management. The Compensation Committee has also reviewed the risks and rewards associated with our compensation plans and practices and agrees with management’s conclusion.

2024 Proxy Statement	Teladoc Health	61

Compensation tables

Equity compensation plan information
The following table sets forth certain information as of December 31, 2023, with respect to compensation plans under which shares of our common stock may be issued:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights(1) ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders(2)	9,476,374	(3)	27.85	16,646,521	(4)
Equity compensation plans not approved by security holders(5)	5,982,783	(6)	26.09	206,467	(7)
Total	15,459,157		27.37	16,852,988
(1)As of December 31, 2023, the weighted-average exercise price of outstanding options under the Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (as amended, the “Prior Stock Incentive Plan”) was $6.40, the weighted-average exercise price of outstanding options under the 2015 Incentive Award Plan was $28.20, the weighted-average exercise price of outstanding options under the 2017 Inducement Plan was $48.35, the weighted-average exercise price of outstanding options under the 2020 Incentive Award Plan was $42.31, the weighted-average exercise price of outstanding options under the 2023 Incentive Award Plan was $22.53, the weighted-average exercise price of outstanding options under the 2023 Inducement Plan was $18.69 and the weighted-average exercise price of outstanding options under the Livongo 2014 Plan (as defined below) was $3.55. These amounts do not take into consideration the shares issuable upon vesting of outstanding RSUs or PSUs, which have no exercise price.
(2)Consists of the Prior Stock Incentive Plan, the 2015 Incentive Award Plan, the 2023 Incentive Award Plan and the Employee Stock Purchase Plan.
(3)Includes 32,246 outstanding options to purchase stock under the Prior Stock Incentive Plan, 2,946,875 outstanding options to purchase stock under the 2015 Incentive Award Plan, 1,824,558 shares subject to outstanding PSUs under the 2015 Incentive Award Plan (which number includes the number of shares actually earned under the PSUs for which the performance period ended on December 31, 2023 and the maximum number of shares that may be earned under the PSUs for which the performance period ends after December 31, 2023) and 3,861,019 outstanding RSUs (excluding the PSUs) under the 2015 Incentive Award Plan, 67,524 outstanding options to purchase stock under the 2023 Incentive Award Plan, and 744,152 outstanding RSUs under the 2023 Incentive Award Plan.
(4)As of December 31, 2023, a total of 13,845,740 shares of stock were available for issuance under the 2023 Incentive Award Plan, a total of 2,800,781 shares of stock were available for issuance (of which no shares were subject to outstanding purchase rights) under our Employee Stock Purchase Plan and no shares of stock were available for issuance under the Prior Stock Incentive Plan or the 2015 Incentive Award Plan.
(5)Consists of the 2023 Inducement Plan, the 2017 Inducement Plan, the 2020 Incentive Award Plan, the Livongo Health, Inc. 2019 Equity Incentive Plan (the “Livongo 2019 Plan”) and the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Livongo 2014 Plan”). In connection with the Livongo merger in October 2020, we assumed the Livongo 2019 Plan and the Livongo 2014 Plan.
(6)Includes 170,871 outstanding options to purchase stock and 122,662 outstanding RSUs under the 2023 Inducement Plan, 524,740 outstanding options to purchase stock and 4,679,176 outstanding RSUs under the 2020 Incentive Award Plan, 45,403 outstanding RSUs under the Livongo 2019 Plan, 59,682 outstanding options under the 2017 Inducement Plan and 380,249 outstanding options to purchase stock under the Livongo 2014 Plan. As of December 31, 2023, no shares of stock were available for issuance under the 2020 Incentive Award Plan, the 2017 Inducement Plan, the Livongo 2019 Plan or the Livongo 2014 Plan.
(7)As of December 31, 2023, a total of 206,467 shares of stock were available for issuance under the 2023 Inducement Plan.

62	Teladoc Health	2024 Proxy Statement

Compensation tables

Summary of the 2023 inducement plan
Our Board adopted the 2023 Inducement Plan on July 24, 2023, to enhance our ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities. The 2023 Inducement Plan was adopted by the Board without stockholder approval pursuant to NYSE Rule 303A.08. As required under NYSE Rule 303A.08, awards under the 2023 Inducement Plan may only be made to a new employee or to a rehired employee following a bona fide period of interruption of employment if the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries. The 2023 Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other stock or cash-based awards. A total of 500,000 shares of our common stock have been reserved for issuance under the 2023 Inducement Plan. If an award under the 2023 Inducement Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the 2023 Inducement Plan. Further, shares delivered to satisfy the purchase price or tax withholding obligation for any award other than an option or SAR will again be available for new grants under the 2023 Inducement Plan.

2024 Proxy Statement	Teladoc Health	63

Compensation tables

Pay versus performance
The primary objectives of our executive compensation program are to retain key executives, attract new talent, link compensation to achievement of our business objectives and align the interests of our executives with those of our long-term stockholders. Our program aligns executive pay with stockholder interests and links pay to performance through a blend of short-and long-term performance measures. In 2023, equity-based and incentive pay made up 93.4% of our CEO’s target compensation and, on average, 90.2% of our other named executive officers’ target compensation. The high utilization of equity-based and incentive compensation results in higher total realized pay when leadership exceeds the Compensation Committee-approved performance targets. Conversely, failure to achieve approved targets results in lower realized pay including the possibility that some awards pay zero at the end of their performance period.
Pay versus performance compensation actually paid table
The amounts shown below for compensation actually paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers. These amounts reflect the Summary Compensation Table total with certain adjustments as described below. For information regarding the decisions made by our Compensation Committee with respect to the named executive officer compensation for each year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the years covered in the table below.

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(3) ($)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based On: ($)		Net Loss ($ thousands)	Company- Selected Measure: Revenue ($ thousands)(5)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2023	11,613,736	9,400,898	4,935,878	3,702,389	26	143	(220,368)	2,602,415
2022	10,876,053	(2,755,173)	8,211,732	3,613,853	28	140	(13,659,531)	2,406,840
2021	11,637,898	(4,486,255)	3,776,044	(1,412,623)	110	143	(428,793)	2,032,707
2020	8,455,584	54,668,602	2,614,048	12,280,174	239	113	(485,136)	1,093,962
(1)The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Gorevic, our former CEO for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)The CEO in each covered year is Mr. Gorevic. The CEO Summary Compensation Table to compensation actually paid reconciliation is summarized in the following table:

64	Teladoc Health	2024 Proxy Statement

Compensation tables

	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$11,613,736	$10,876,053	$11,637,898	$8,455,584
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(10,000,006)	(10,000,020)	(10,000,131)	(6,800,017)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	7,779,810	1,593,442	3,762,671	14,745,250
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(93,277)	(3,507,008)	(10,210,349)	22,192,866
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	100,635	(1,717,640)	323,656	16,074,919
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Compensation actually paid	$9,400,898	$(2,755,173)	$(4,486,255)	$54,668,602
(3)The non-CEO named executive officers for whom the average compensation is presented in this table are: for 2023, Ms. Murthy and Messrs. Kornwasser, Waters and Vandervoort; for 2022, Ms. Murthy, Dr. Jensen and Messrs. Kornwasser and Waters; for 2021, Ms. Murthy, Dr. Jensen and Messrs. David Sides, Turitz and Vandervoort; and for 2020, Mmes. Murthy and Verstraete and Messrs. Sides and Vandervoort. Mr. Sides is our former Chief Operating Officer and resigned from the Company effective on September 21, 2021. Dr. Jensen is our former Chief Innovation Officer and resigned from the Company effective on December 1, 2023.

	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$4,935,878	$8,211,732	$3,776,044	$2,614,048
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,087,486)	(7,249,976)	(3,041,445)	(1,700,036)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,179,986	3,668,043	1,058,324	3,686,363
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(211,897)	(693,095)	(1,461,413)	4,650,682
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(114,092)	(322,851)	(219,721)	3,029,117
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(1,524,412)	—
Compensation actually paid	$3,702,389	$3,613,853	$(1,412,623)	$12,280,174
(4)The peer group used for calculating Peer Group Total Shareholder Return is the S&P 500 Health Care Index.
(5)We have determined that revenue is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance.

2024 Proxy Statement	Teladoc Health	65

Compensation tables

Relationship between pay and performance
Below are graphs showing the relationship of  “compensation actually paid” (“CAP”) to our CEO and other named executive officers in 2020-2023 to (1) the total shareholder return of both us and the S&P 500 Health Care Index, (2) our net loss and (3) our revenue.
CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decreases to 2021 and 2022 CAP).
Teladoc Health, Inc. & Peer TSR vs. Compensation Actually Paid

$60
$50
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($M)
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$0
Value of $100 Investment from 12/31/2019
$54.67
$12.28
($4.49)
($1.41)
($2.76)
$3.61
$9.40
$3.70
2020
2021
2022
2023

CEO CAP ($M)	Average NEO CAP ($M)	TDOC	S&P 500 Health Care Sector

66	Teladoc Health	2024 Proxy Statement

Compensation tables

Teladoc Health, Inc. Net loss vs. Compensation Actually Paid

$60
$50
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($M)
$0
$2,000,000
$4,000,000
$6,000,000
$8,000,000
$10,000,000
$12,000,000
$14,000,000
$16,000,000
TDOC
Net Loss ($000)
$54.67
$12.28
($4.49)
($1.41)
($2.76)
$3.61
$9.40
$3.70
2020
2021
2022
2023

CEO CAP ($M)	Average NEO CAP ($M)	TDOC Net Loss
Teladoc Health, Inc. Revenue vs. Compensation Actually Paid

$60
$50
$40
$30
$20
$10
$0
-$10
Compensation Actually Paid ($M)
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
TDOC Revenue ($000)
$54.67
$12.28
($4.49)
($1.41)
($2.76)
$3.61
$9.40
$3.70
2020
2021
2022
2023

CEO CAP ($M)	Average NEO CAP ($M)	TDOC Revenue

2024 Proxy Statement	Teladoc Health	67

Compensation tables

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid for 2023 to our named executive officers to company performance.

	Measure	Explanation
Financial Measures	Revenue	Measures our top-line growth
Adjusted EBITDA
A non-GAAP measure that consists of net loss before interest income; interest expense; other (income) expense, net, including foreign exchange gains or losses; provision for income taxes; depreciation; amortization; goodwill impairment; stock-based compensation; restructuring costs; and acquisition, integration, and transformation costs

	Net Income	Measures our bottom-line growth
Non-Financial Measures	Corporate health	Consists of three components intended to improve our human capital management: voluntary attrition by employees, building a more diverse leadership team, and employee satisfaction

68	Teladoc Health	2024 Proxy Statement

Compensation tables

Proposal 3
Advisory vote on frequency of future advisory votes approving executive compensation of Teladoc Health’s named executive officers
General
In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers, similar to Proposal 2 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years.
After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that even though our compensation program is designed to support long-term value creation and does not change significantly from year to year, an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.
Vote required and Board of Directors’ recommendation
The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon is required to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers. The proxy card enables you to vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on Proposal 3. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the recommended choice of the stockholders.

Your Board of Directors recommends that you vote for a frequency of 1 YEAR for future advisory votes to approve the compensation of our named executive officers

2024 Proxy Statement	Teladoc Health	69

Audit matters

Proposal 4
Ratification of the appointment of the independent registered public accounting firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accountants retained to audit our financial statements. In accordance with its charter, the Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the year ending December 31, 2024, and has unanimously approved and recommended that the stockholders ratify such appointment.
Ernst & Young LLP audited our annual financial statements for the year ended December 31, 2023. In determining whether to reappoint the independent registered public accountants, the Audit Committee considers the length of time the firm has been engaged, the quality of the discussions with the independent registered public accountants and its annual assessment of the past performance of both the lead audit partner and Ernst & Young LLP. The Committee is responsible for the negotiation of audit fees associated with our retention of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they so desire. The Committee is responsible for selecting our independent registered public accounting firm and neither our Certificate of Incorporation nor our Bylaws require approval or ratification of such selection by our stockholders. The Board believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

Your Board of Directors recommends that you vote FOR ratifying the appointment of the independent registered public accounting firm.

70	Teladoc Health	2024 Proxy Statement

Audit matters

Audit and non-audit fees
The following table sets forth fees for services Ernst & Young LLP provided to Teladoc Health during 2023 and 2022:

	Fiscal year ended December 31,
E&Y fees	2023 ($)	2022 ($)
Audit fees(1)	4,478,952	4,423,976
Audit-related fees(2)	240,000	270,000
Tax fees(3)	105,009	104,804
All other fees(4)	41,583	39,858
Total	4,865,544	4,838,638
(1)AUDIT FEES. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, statutory audits, the review of our quarterly consolidated financial statements, consultations on accounting matters directly related to the audit and comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)AUDIT-RELATED FEES. Consist of aggregate fees for due diligence related to mergers and acquisitions and point-in-time system pre-implementation review that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)TAX FEES. Consist of aggregate fees for tax compliance, tax advice, tax diligence and tax planning services.
(4)ALL OTHER FEES. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.

The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Committee has authorized its chairman to pre-approve services. Engagements so pre-approved are to be reported to the Committee at its next scheduled meeting.
The Audit Committee pre-approved all services performed since our pre-approval policy was adopted.

2024 Proxy Statement	Teladoc Health	71

Audit matters

Audit committee report
This report is submitted by the Audit Committee of the Board of Teladoc Health. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules of the New York Stock Exchange. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. The Board has designated Mr. Shedlarz and Mmes. Daniel and Jacobson as “audit committee financial experts,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board and available on our website at ir.teladochealth.com by clicking through “Corporate Governance.”
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.
The Audit Committee has reviewed the Company’s consolidated financial statements for 2023 and met with management, as well as with representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for 2023 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that the Company specifically incorporates it by reference.
AUDIT COMMITTEE
David L. Shedlarz (Chairman)
Karen L. Daniel
Catherine A. Jacobson

72	Teladoc Health	2024 Proxy Statement

Stock ownership matters
Securities ownership of certain beneficial owners and management
Directors and executive officers
The following table sets forth the amount of our common stock beneficially owned as of March 28, 2024 (except as otherwise noted below), by each director or director-nominee, each named executive officer included in the 2023 Summary Compensation Table, and all directors, director-nominees and current executive officers as a group. Beneficial ownership is determined in accordance with applicable rules of the SEC. Unless otherwise indicated, beneficial ownership is direct, and the person listed has sole voting and investment power.
The address of each individual named in the table below is c/o Teladoc Health, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577.

Name of beneficial owner	Shares	Options(1)	RSUs(1)	Total	Percent of class(2)
Karen L. Daniel	36,995	—	9,834	46,829	*
J. Eric Evans	—	—	—	—	*
Sandra L. Fenwick(3)	40,432	—	—	40,432	*
Jason Gorevic	653,073	953,658	—	1,606,731	*
Catherine A. Jacobson	10,566	—	9,834	20,400	*
Laizer Kornwasser	76,283	—	20,198	96,481	*
Thomas G. McKinley(4)	14,243	—	9,834	24,077	*
Mala Murthy	71,716	127,011	—	198,727	*
Kenneth H. Paulus(5)	—	14,647	—	14,647	*
David L. Shedlarz(6)	4,979	4,082	9,834	18,895	*
Mark Douglas Smith, M.D., MBA(7)	4,355	8,132	—	12,487	*
David B. Snow, Jr.(8)	108,745	42,212	9,834	160,791	*
Adam C. Vandervoort	37,476	64,381	—	101,857	*
Michael Waters	59,355	—	11,319	70,674	*
All directors, nominees for director and current executive officers as a group (19 persons)	713,532	803,725	92,163	1,609,420	0.95%
(1)Reflects the number of shares that could be acquired within 60 days of March 28, 2024, through the exercise of stock options and vesting of RSUs, as applicable. The shares are excluded from the column headed “Shares,” but included in the ownership percentages reported in the column headed “Percent of Class.”
(2)Based on 169,314,029 shares outstanding on March 28, 2024, and assuming the exercise of options and vesting of RSUs reported in the table, as applicable to the calculation.
(3)Includes 28,362 shares held by the Geoffrey L. Fenwick Family Irrevocable Trust for the benefit of Ms. Fenwick’s children and for which Ms. Fenwick and her spouse serve as co-trustees and share voting and investment power. Excludes 18,198 RSUs deferred pursuant to the Deferred Compensation Plan.
(4)Excludes 1,965 RSUs deferred pursuant to the Deferred Compensation Plan.

2024 Proxy Statement	Teladoc Health	73

Stock ownership matters

(5)Excludes 24,224 RSUs deferred pursuant to the Deferred Compensation Plan.
(6)Excludes 10,329 RSUs deferred pursuant to the Deferred Compensation Plan.
(7)Excludes 17,904 RSUs deferred pursuant to the Deferred Compensation Plan.
(8)Includes 52,000 shares held by the David B. Snow, Jr. Irrevocable Trust dated December 12, 2012 for the benefit of Mr. Snow’s children and for which Mr. Snow’s spouse serves as trustee.
*      Represents less than 1% of the outstanding common stock.
Significant stockholders
The following table lists certain persons known by us to own beneficially more than 5% of the outstanding shares of our common stock as of March 28, 2024. Beneficial ownership is determined in accordance with applicable rules of the SEC. Except as set forth below, and to the best of our knowledge, no other person (or persons acting in concert) owns beneficially more than 5% of our common stock.

	Number of shares	Percent of class(1)
ARK Investment Management LLC(2)	21,224,565	12.54%
The Vanguard Group(3)	17,514,904	10.34%
BlackRock, Inc.(4)	13,203,121	7.80%
(1)Based on 169,314,029 shares outstanding on March 28, 2024.
(2)ARK Investment Management LLC (“ARK”) filed an amended Schedule 13G with the SEC on January 29, 2024. ARK reports that it has shared power to vote with respect to 535,392 shares, sole power to dispose of 21,224,565 shares and sole power to vote with respect to 20,164,041 shares. ARK’s address is 200 Central Avenue, St. Petersburg, Florida 33701. Information regarding beneficial ownership of Teladoc Health common stock by ARK is included herein in reliance on the aforementioned amended Schedule 13G.
(3)The Vanguard Group (“Vanguard”) filed an amended Schedule 13G with the SEC on February 13, 2024. Vanguard reports that it has shared power to dispose of 231,075 shares, shared power to vote with respect to 63,006 shares, and sole power to dispose of 17,283,829 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Information regarding beneficial ownership of Teladoc Health common stock by Vanguard is included herein in reliance on the aforementioned amended Schedule 13G.
(4)BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on January 26, 2024. BlackRock reports that it has sole power to dispose of 13,203,121 shares and sole power to vote 12,029,228 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001. Information regarding beneficial ownership of Teladoc Health common stock by BlackRock is included herein in reliance on the aforementioned Schedule 13G.

74	Teladoc Health	2024 Proxy Statement

Information about the annual meeting and voting
Our Board is furnishing you this proxy statement in connection with the Annual Meeting.

When	Virtual meeting	Access to webcast	Record date
Webcast starts on: Thursday, May 23, 2024, at 2:00 p.m. EDT	Any stockholder can attend the Annual Meeting live via the Internet at: www.virtualshareholdermeeting.com/TDOC2024	Stockholders need a sixteen-digit control number to join the Annual Meeting	Stockholders of record at the close of business on March 28, 2024, may vote and submit questions while attending the Annual Meeting on the Internet

Items of business

1	Electing the director nominees
2	Approving, on an advisory basis, the compensation of our named executive officers
3	Approving, on an advisory basis, the frequency of future advisory votes on the compensation of Teladoc Health’s named executive officers
4	Ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024
5	Transacting such other business as may properly come before the meeting or any postponement(s) or adjournments(s)
Stockholders of record at the close of business on March 28, 2024, may vote and submit questions while attending the Annual Meeting on the Internet

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

2024 Proxy Statement	Teladoc Health	75

Information about the annual meeting and voting

Why am I receiving this proxy statement?
Teladoc Health is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock at the close of business on March 28, 2024, the record date for the Annual Meeting, which entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
Why is the Annual Meeting being webcast?
The Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting. Technical assistance will be available for stockholders who experience an issue accessing the Annual Meeting. Contact information for technical support will appear on the Annual Meeting website prior to the start of the Annual Meeting.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2023 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. If you vote by Internet or telephone, please do not also mail your proxy card.
Who is entitled to vote?
The record date for the meeting is March 28, 2024. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Teladoc Health common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 169,314,029 shares of our common stock outstanding.
A list of stockholders entitled to vote at the Annual Meeting will be available for examination on the Internet through the virtual web conference during the Annual Meeting.
Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm or other nominee, as the record holder, along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. We encourage you to provide specific instructions to your broker by returning your proxy card or by voting electronically via the Internet or by telephone, if permitted by the broker or other nominee that holds your shares. This ensures that your shares will be properly voted at the Annual Meeting.
How are abstentions and broker non-votes treated?
Shares of our common stock represented by proxies that are marked “ABSTAIN,” or which constitute broker non-votes, will be counted as present at the meeting for the purpose of determining a quorum. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the other proposals included in this proxy statement). If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes on the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote” as to non-routine matters.
Abstentions and broker non-votes will have no effect on any of the proposals included in this proxy statement.

76	Teladoc Health	2024 Proxy Statement

Information about the annual meeting and voting

How can I vote my shares without attending the virtual meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the virtual meeting. If you are a stockholder of record, you may vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or telephone, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Internet	Telephone	Mobile device	Mail
www.proxyvote.com	Within the United States and Canada, 1-800-690-6903 (toll-free)	Scan the QR code	Return a properly executed proxy card or voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available

Proxies submitted electronically, by telephone or by mail as described above must be received by 11:59 p.m. EDT on May 22, 2024.
If you submit a proxy but do not indicate any voting instructions:

Proposals		Your shares will be voted
1	Election of eight director nominees	FOR	each nominee
2	Advisory vote to approve executive compensation (Say-on-Pay)	FOR
3	Advisory vote on frequency of future advisory votes approving executive compensation of Teladoc Health’s named executive officers	1 YEAR
4	Ratification of the selection of Ernst & Young LLP as independent auditors for 2023	FOR
Can I revoke my proxy and change my vote?
You may change your vote at any time prior to the taking of the vote at the virtual meeting. If you are the stockholder of record, you may change your vote by:
•providing a written notice of revocation to our corporate secretary prior to your shares being voted, at:

Teladoc Health Board of Directors Attention: Corporate Secretary 2 Manhattanville Road, Suite 203 Purchase, New York 10577

•granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline)
•attending the virtual meeting AND voting
Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the virtual meeting and voting.

2024 Proxy Statement	Teladoc Health	77

Information about the annual meeting and voting

How many shares must be present to hold the virtual meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
How can I vote my shares and ask questions during the virtual meeting?
We will be hosting the Annual Meeting live online, and you can attend live at www.virtualshareholdermeeting.com/TDOC2024. The webcast will start at 2:00 p.m. EDT. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.
Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/TDOC2024 during the meeting. You will need your control number found in the Notice or your proxy card (if you received a printed copy of the proxy materials). Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the virtual meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the virtual meeting.
We intend to answer questions pertinent to Company matters as time allows during the meeting. Each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Stockholder questions related to personal matters, that are not relevant to the Company or the business of the Annual Meeting, that contain derogatory references to individuals, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to us unless required by law, you expressly request disclosure on your proxy, or there is a proxy contest.
Who will count the votes?
Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.

78	Teladoc Health	2024 Proxy Statement

Information about the annual meeting and voting

What vote is required to approve each proposal and how are the votes counted?

Proposals		Vote requirement	Effect of abstentions and broker non-votes
1	Election of Directors
•The affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
•This means that the number of votes cast “FOR” a director-nominee exceeds the votes cast “AGAINST” that director-nominee
No effect
2	Advisory Vote Approving the Compensation of our Named Executive Officers
•The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
•This vote is merely advisory and is not binding on the Company, the Board or its Compensation Committee
•Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation program
No effect
3	Advisory Vote on Frequency of Future Advisory Votes Approving the Compensation of Teladoc’s Named Executive Officers
•The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
•The proxy card enables you to vote “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” on Proposal 3. The voting frequency option that receives a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the recommended choice of the stockholders
•This vote is merely advisory and is not binding on the Company, the Board or its Compensation Committee. Despite the fact that this vote is non-binding, the Board and the Committee will take the results of the vote under advisement when making future decisions regarding the frequency at which advisory votes to approve executive compensation will be conducted
No effect
4	Ratification of the Appointment of the Independent Registered Public Accounting Firm
•The affirmative vote of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting at which a quorum is present, either in person or by proxy, by the holders entitled to vote thereon
No effect

2024 Proxy Statement	Teladoc Health	79

Information about the annual meeting and voting

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this proxy statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and Annual Report, you may contact us as follows:

Teladoc Health Board of Directors Attention: Corporate Secretary 2 Manhattanville Road, Suite 203 Purchase, New York 10577	(203) 635-2002

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
Who can help answer my questions regarding the Annual Meeting or the proposals?
You may contact Teladoc Health to assist you with your questions, at:

Teladoc Health Board of Directors Attention: Corporate Secretary 2 Manhattanville Road, Suite 203 Purchase, New York 10577	(203) 635-2002

80	Teladoc Health	2024 Proxy Statement

Additional information
Other matters
Our Board is not aware of any other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.
Interests of certain persons in matters to be acted on
No director or executive officer who has served in such capacity since January 1, 2023, or any associate of any such director or officer, to the knowledge of the executive officers, has any material interest, direct or indirect, through security holdings or otherwise, in any matter proposed to be acted on at the Annual Meeting, which is not shared by all other stockholders or as is otherwise described in this proxy statement.
Proxy solicitation
We will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.
Procedures for submitting stockholder proposals
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received no later than December 10, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Additionally, our Bylaws provide that a stockholder, or a group of up to 25 stockholders, owning 3% or more of the shares of our capital stock continuously for at least three years, generally may nominate and include in our proxy materials for an annual meeting director candidates constituting up to 20% of the Board, but not less than two, elected by the holders of our capital stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in our Bylaws. For eligible stockholders to include in our proxy materials nominees for next year’s annual meeting, proxy access nomination notices must be received by our corporate secretary no earlier than November 10, 2024, and no later than December 10, 2024. The notice must contain the information required by our Bylaws.
Stockholders desiring to nominate a director, other than pursuant to the proxy access provision of our Bylaws described above, or bring any other business before the stockholders at the 2025 annual meeting, must notify our corporate secretary of this proposal in writing no earlier than January 23, 2025, and no later than February 22, 2025. The stockholder must be a stockholder of record both at the time of giving notice and at the time of the 2025 annual meeting. The fact that we may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

2024 Proxy Statement	Teladoc Health	81

Additional information

Forward-looking statements
This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, commitments, goals, and our executive compensation program. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; and (viii) the success of our operational review of the Company to achieve a more balanced approach to growth and margin. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC. Any forward-looking statement made by us in this proxy statement is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on May 23, 2024
The Teladoc Health Proxy Statement and Annual Report are available at www.proxyvote.com
By Order of the Board of Directors, Adam C. Vandervoort Chief Legal Officer and Secretary Purchase, New York April 9, 2024

82	Teladoc Health	2024 Proxy Statement

Annex A

Reconciliation of non-GAAP measures

(in thousands)	Year ended December 31, 2023 ($)
Net Loss	$(220,368)
Add:
Interest income	(46,782)
Interest expense	22,282
Other (income) expense, net	(4,445)
Provision for income taxes	760
Depreciation	11,138
Amortization	325,933
EBITDA	88,518
Add:
Stock-based compensation	201,550
Acquisition, integration, and transformation costs	21,110
Restructuring costs	16,942
Bonus Costs	63,699
Adjusted EBITDA, as defined for compensation purposes	$391,819

2024 Proxy Statement	Teladoc Health	83

Corporate information

DIRECTORS

Karen L. Daniel
Retired Executive Director, Division President
and Chief Financial Officer of the Global Finance
and Technology Solutions Division, Black & Veatch

J. Eric Evans
Chief Executive Officer, Surgery Partners

Catherine A. Jacobson
Chief Executive Officer,
Froedtert ThedaCare Health

Thomas G. McKinley
General Partner, Cardinal Partners

Mark D. Smith, MD, MBA
Clinical Professor of Medicine, University of California
at San Francisco and a board-certified internist

EXECUTIVE OFFICERS

Arnnon Geshuri
Chief People Officer

Laizer Kornwasser
President, Enterprise Growth and Global Markets

Nikolaos Nanis
Chief Technology Officer

Vidya Raman-Tangella
Chief Medical Officer

Daniel Trencher
Chief Strategy Officer

Andrew Turitz
Executive Vice President of Corporate Development

Adam Vandervoort
Chief Legal Officer and Secretary

Stephany Verstraete
Chief Marketing Officer

Michael Waters
Chief Operating Officer

STOCK LISTING

Teladoc Health common stock is traded on the New York Stock Exchange. The Teladoc Health ticker symbol is **TDOC**.

CORPORATE HEADQUARTERS

2 Manhattanville Road
Purchase, New York 10577
203-635-2002

TRANSFER AGENT

Equiniti Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
www.equiniti.com
718-921-8124

INVESTOR RELATIONS

Teladoc Health
Investor Relations
2 Manhattanville Road
Purchase, New York 10577
203-635-2002

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young, LLP
1 Manhattan West
401 9th Avenue
New York, New York 10001

CORPORATE WEBSITE

TeladocHealth.com

Learn more

TeladocHealth.com | 203-635-2002 | NYSE: TDOC

Teladoc Health is empowering all people everywhere to live healthier lives by transforming the healthcare experience. Recognized as the world leader in whole-person virtual care, Teladoc Health leverages clinical expertise, advanced technology and actionable data insights to meet the evolving needs of consumers and healthcare professionals.

© Teladoc Health, Inc. All rights reserved.

Teladoc HEALTH

LEARN MORE

TeladocHealth.com | 203-635-2002 | NYSE: TDOC

Teladoc HEALTH

TELADOC HEALTH, INC.
ATTN: ADAM VANDERVOORT
2 MANHATTANVILLE ROAD
PURCHASE, NY 10577

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/TDOC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help us try to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or accessing them by way of the Internet. To sign up for electronic delivery, please follow the instructions above under Vote By Internet and, when prompted, indicate that you agree to receive e-mail delivery or access proxy materials by way of the Internet in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43895-P04486

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TELADOC HEALTH, INC.

The Board of Directors recommends a vote "FOR" each director-nominee listed in Proposal 1, "FOR" Proposal 2, a frequency of "1 YEAR" for Proposal 3, and "FOR" Proposal 4.

1. Elect eight directors, each for a term of one year.

Nominees:	**For**	**Against**	**Abstain**
1a. J. Eric Evans	☐	☐	☐
1b. Sandra L. Fenwick	☐	☐	☐
1c. Catherine A. Jacobson	☐	☐	☐
1d. Thomas G. McKinley	☐	☐	☐
1e. Kenneth H. Paulus	☐	☐	☐
1f. David L. Shedlarz	☐	☐	☐
1g. Mark Douglas Smith, M.D., MBA	☐	☐	☐
1h. David B. Snow, Jr.	☐	☐	☐

	For	**Against**	**Abstain**
2. Approve, on an advisory basis, the compensation of Teladoc Health's named executive officers.	☐	☐	☐

	For	**Against**	**Abstain**
4. Ratify the appointment of Ernst & Young LLP as Teladoc Health's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐

5. Transact any other business that may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V43896-P04486

TELADOC HEALTH, INC.
Annual Meeting of Stockholders
May 23, 2024 2:00 PM, EDT
This proxy is solicited by the Board of Directors of Teladoc Health, Inc.

The stockholder(s) hereby appoint(s) Adam C. Vandervoort and Mala Murthy, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TELADOC HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on May 23, 2024, via the Internet at *www.virtualshareholdermeeting.com/TDOC2024*, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted as the proxies named above deem advisable on any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side